No. 2366963

The Companies Acts 1985 and 1989

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

(Amended by Special Resolution passed on 23 May 2002)

OF

INTERNATIONAL POWER plc

Incorporated the 1st day of April, 1989

The Companies Act 1985

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

INTERNATIONAL POWER plc

1.	The Company’s name is “International Power plc”.*

2.	The Company is to be a public company.

3.	The Company’s registered office is to be situated in England and Wales.

4.	The Company’s objects are:

4.1	To acquire or take over such part of the property, rights and liabilities of the Central Electricity Generating Board as is prescribed for it under a scheme made under any enactment and to carry on, expand and extend the businesses and activities prescribed for it therein or any part or parts of them (including, without limitation, the business and activity of an electricity generator).

4.2	To carry on the business of a holding company and to co-ordinate, finance and manage all or any part of the business and operations of any and all companies controlled directly or indirectly by the Company or in which the Company is interested, whether as a shareholder or otherwise and whether directly or indirectly.

4.3	To carry on all or any of the businesses of procurers, generators, suppliers, distributors, transformers, converters, transmitters, producers, manufacturers, processors, developers, storers, carriers, importers and exporters of, and dealers in, electricity, and any products derived from or connected with any of these activities, or derived from or connected with any other form of energy, including without limitation heat, solar, wind, hydro, wave, tidal, geothermal, biological and nuclear energy.

4.4	To plan, locate, design, establish, build, construct, equip, operate, make, use, administer, manage and maintain, improve, enlarge, alter, repair, replace and remove, and carry out works in respect of, any generating station (including, without limitation to the generality of the foregoing, any nuclear power station or station powered by renewable sources of energy), sub-station, transformer station,

*	Name changed from National Power PLC by Certificate of Incorporation on Change of Name dated 2nd October 2000.

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pumping station, building, plant, equipment, electric main works and any facilities ancillary to the operation or use of the station.

4.5	To construct, lay, place, operate, use, inspect, maintain, improve, enlarge, alter, protect, repair, replace and remove, and to carry on works in respect of, electric wires (including those overhead and underground), cables, lines, plant and equipment and facilities ancillary to the operation or use of a transmission network or distribution network, and to acquire, operate and maintain the consents, authorisations, wayleaves, easements and other rights capable or possibly capable of facilitating the aforesaid.

4.6	To acquire (whether by purchase, lease, concession, grant, hire, or otherwise), establish, develop, exploit, operate and maintain land, airspace, foreshore, claims, wells, mines, licences, consents or authorisations, concessions, drilling and mining rights, exploration and production rights, and rights and interests of all descriptions in or relating to the same, which may seem to the Company capable or possibly capable of facilitating the procurement, generation, supply, distribution, transformation, conversion, transmission, production, manufacture, processing, development, storing, carrying, import and export of, or dealing in, electricity and any products derived from or connected with any of these activities, or of affording a supply of natural or other gas, petroleum or other hydrocarbons, coal and other minerals, uranium and other nuclear fuels, heat, solar, tidal, hydro, wind, wave, geothermal, biological and all other forms of energy, or of chemicals.

4.7	To instal in any premises or place and to operate, use, inspect, maintain, repair, replace and remove meters or other devices for assessing the quantity and/or quality of supplies of electricity, gas and other substances and forms of energy and for other purposes connected with such supplies.

4.8	To do anything that an electricity generator, electricity distributor, electricity supplier or electricity transmitter is empowered or required to do under or by virtue of, or under licence granted under, any enactment.

4.9	To plan, locate, establish, build, construct, equip, operate, make, use, administer, manage and maintain, replace, improve, alter, repair and refurbish, and carry out works in respect of, all assets employed on any electricity generation or transmission system and on any distribution or supply system, all facilities, including production, treatment, processing, conversion, loading and storage facilities (including nuclear reprocessing plants, enrichment facilities and waste-storage facilities and underground and offshore storage facilities), refineries, buildings (including those which are part of combined heat and power schemes), shops and showrooms, offices, factories, works, warehouses, plants, platforms, derricks, transmission towers or pylons, rigs, wind structures, dams and associated structures, testing sites, offshore wave structures, installations (including without limitation solar power and geothermal installations), depots, distribution stations and sub-stations, pumping stations, compressor stations, laboratories, research stations, wharves, jetties, terminals, transport facilities,

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canals, roads, railways, tunnels, airports and structures of all kinds, whether for the purposes of the Company or for sale or hire to, or in return for any consideration from, any person, and to purchase or otherwise acquire, lease, charter, and take or let on hire any of the same, and to contribute to, or assist in, or carry out any part of, any operation in respect of the same.

4.10	To carry on all or any of the businesses of suppliers, distributors, designers, developers, manufacturers, installers, fitters, repairers, maintainers, importers and exporters of, and dealers in, electrical appliances, household equipment and fittings, electrical plant and machinery, and all kinds of goods, equipment, fittings, machinery, materials and installations connected with the generation, transformation, transmission, supply, and use of electricity for domestic, industrial, commercial or other purposes, or with the conservation of electricity and other forms of energy.

4.11	To carry on all or any businesses of inspectors, maintainers, repairers, reconditioners, servicers, coaters, designers, developers, manufacturers, constructors, installers, layers, fitters, hirers, letters on hire, suppliers, distributors, importers and exporters of, and dealers in, generating station, sub-station and transformer station plant and equipment (including nuclear plant and equipment), transmission lines and cables, distribution lines and cables, pipes and pipelines, equipment ancillary to the operation and use of generating stations, transmission and distribution lines and cables, pipes, pipelines and any other conducting media, pylons, platforms, tunnels, overhead wires and electricity poles, dams and associated structures, wind stations (including wind “farms”), solar power and geothermal structures, tidal and wave power structures, platforms, derricks, rigs, terminals, and facilities of all kinds, tools and machinery, technical, engineering and other equipment, plant, components, accessories and supplies of every description.

4.12	To carry on all or any of the businesses of procurers, suppliers, distributors, producers, developers, manufacturers, purchasers, refiners, distillers, processors, converters, storers, carriers, importers and exporters of, explorers and prospectors for, and dealers in petroleum and other hydrocarbons, natural and other gases, coal and other minerals, uranium and other nuclear fuel raw materials, and any other energy raw materials, chemicals, and products derived from or connected with any of them.

4.13	To carry on all or any of the businesses of consultants, advisers and suppliers of management, personnel, and training services, whether generally or in respect of one or more of the types of business or activity which the Company or its subsidiaries has power to carry on, and to provide training and educational courses, instruction and materials, of every description for employees of the Company or its subsidiaries and for other persons.

4.14	To carry on all or any of the businesses of, and provide services associated with, engineers (including without limitation, electrical, gas, petroleum, environmental, drilling, construction, mechanical, heating, ventilation, civil, nuclear, chemical,

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telecommunications, computer and data information engineers), environmental biologists, physicists (including without limitation nuclear and health physicists), chemists, physicians and specialists in medicine, mechanics, technicians, geologists, funeral undertakers, operators of crematoria, draftsmen, designers, surveyors, architects, builders, painters and decorators.

4.15	To carry on all or any of the businesses of wholesalers, retailers and traders, whether generally or in relation to particular goods or commodities, advertisers, advertising agents, sales promoters, public relations agents and marketing agents.

4.16	To carry on all or any of the businesses of bankers, financiers, factors, debt collectors, dealers in securities, underwriters, insurers, brokers of any kind, persons carrying on investment business under the Financial Services Act 1986, developers of and dealers in property, storage contractors, freight contractors, carriers by land, water and air of freight and passengers, forwarding agents, shipping agents and agents of any other kind.

4.17	To carry on all or any of the businesses of running, operating, managing or co-operating in projects or works designed to restore, preserve, improve and protect the environment.

4.18	To carry on all or any of the businesses of running, operating, managing, supplying and dealing in telecommunication systems, systems of other kinds for the conveyance by any means of sounds, visual images and signals, and services, facilities and equipment ancillary to, or for use in connection with, such systems.

4.19	To carry on all or any of the businesses of running, operating, managing, supplying and dealing in data processing and information retrieval systems, computers, computer programs and software, computer bureaux, databases and services, facilities and equipment ancillary to, or for use in connection with, the same.

4.20	To carry on all or any of the businesses of suppliers, distributors, manufacturers, producers, processors, importers and exporters of, and dealers in, chemicals, pharmaceuticals, fertilisers and foodstuffs.

4.21	To carry on business as inventors, researchers and developers, to conduct, promote and commission research and development in connection with the activities of the Company and its subsidiaries, to establish and maintain research stations, laboratories, workshops, testing and proving grounds, facilities, establishments and installations and to exploit and turn to account the results of any research and development carried out by or for it.

4.22	To invent, design, develop, construct, manufacture, produce, erect, assemble, test, alter, instal, maintain, repair, renovate, refurbish, recondition, utilise, operate, manage, purchase, sell, hire, hire out, import, export, supply and otherwise deal in all kinds of equipment, apparatus, plant, machinery, appliances, articles, furniture, things, accessories, components, fittings, tools, materials, substances, products, systems, computers, computer programs and software which are required or are

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likely to be required by the Company for the purposes of, or in connection with, any of its businesses, or by other persons, or which in the opinion of the Company may be conveniently or advantageously dealt with by the Company in connection or association with any of its objects or the objects of any of its subsidiaries.

4.23	To purchase, charter, lease, take or let on hire, operate, use, employ or turn to account, build, equip, service, repair, maintain, supply and deal in tankers and other ships and vessels and craft of every description (including, without limitation, submersible craft), hovercraft, motor vehicles, aircraft, airships, railway locomotives, wagons, trucks and any means of transport and parts and accessories of all kinds for any of the same.

4.24	Subject to such terms and conditions as may be thought fit, to enter into, carry on and participate in financial transactions and operations of all kinds including (without limitation) interest rate swaps, options (including traded options), swap option contracts, forward exchange contracts, futures contracts, forward rate agreements, contracts for differences, caps, collars, floors or other financial instruments including hedging agreements of any kind all or any of which may be on a fixed and/or floating rate basis and/or in respect of Sterling (and any other currencies or basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted)) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, futures contracts or other financial instruments including hedging agreements of any kind they may be undertaken by the Company on a speculative basis or in connection with the management of financial risks relating to the Company or any other company, firm or person on such terms as may be thought fit and with or without security, and to undertake, carry on and execute all kinds of financial, commercial, trading, trust, agency and other operations.

4.25	To carry on any or all of the businesses of acquiring, disposing of, and trading or dealing in, financial instruments and contracts of any kind and (without limitation) to enter into arrangements of any kind for or in connection with the sale or supply of electricity or other forms of energy or any other products, goods or services of the Company or otherwise and to make and enter into any pricing or financial arrangements.

4.26	To establish, acquire, produce, transmit, broadcast, publish, print and reproduce in any form whatsoever (including, without prejudice to the generality of the foregoing, visual or audible form and forms capable of being used by, in, or in connection with, computers), and to buy, sell, supply and otherwise deal in brochures, manuals, journals, periodicals, magazines, newspapers, books, pictures, photographs, stationery and other documents, sound and visual recordings, tapes, films, and programmes for radio, television, cinema and other means of communication.

4.27	To acquire by any means and hold, manage, deal with and dispose of any real or personal property, rights or powers whatsoever and, without prejudice to the

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generality of the foregoing, to purchase, take on lease or in exchange, hire or otherwise acquire, hold and dispose of any real property and any estate or interest in such property, including without limitation any lands, buildings, installations, structures, servitudes, easements, rights, privileges and concessions and to exploit, develop and safeguard the same.

4.28	To purchase or otherwise acquire and undertake all or any part of the business, property, assets and liabilities of any company, firm, person or body carrying on or proposing to carry on any business which the Company is authorised to carry on, or possessed of any property suitable for the purposes of the Company.

4.29	To make, develop, purchase or otherwise acquire (whether alone or otherwise howsoever) any patents, patent rights, inventions, processes, designs (whether registered or not), copyrights, topography rights, trade marks or service marks (whether registered or not), commercial names and designations, know-how, formulae, licences, grants, concessions and the like (and any interest in any of them) or any exclusive or non-exclusive or limited right to use, or any secret or other information as to, any of them and to apply for and take out protection or additional protection therefor and (whether alone or otherwise howsoever) to hold, use, exercise, develop, transfer or grant licences in respect of, or otherwise turn to account or deal with, the property, rights, title or interest in any of them.

4.30	To subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with, any shares or other securities or obligations or investments of any nature whatsoever, and any options or rights in respect thereof or interest therein, and to buy and sell foreign exchange.

4.31	To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments or securities.

4.32	To amalgamate with or acquire an interest in or enter into, and carry into effect, any partnership or joint venture or profit- or loss-sharing arrangement or other association, or merge or consolidate, with any company, firm, person, employee of the Company or body. To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take or otherwise acquire an interest in that person’s shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.

4.33	To promote, co-ordinate, finance and manage the business and operation of any person in which the Company has an interest.

4.34	To borrow and raise money and to secure or discharge any debt or obligation of, or binding on, the Company or any company, firm or other person in such manner as may be thought fit and in particular by mortgage and charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities or obligations of any description.

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4.35	To advance, lend or deposit money or give credit or financial accommodation to or with any company, firm or person on such terms as may be thought fit and with or without security.

4.36	To guarantee, support or give indemnities or provide security, with or without consideration, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by all or any such methods, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures or other securities or obligations, of any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a holding company of the Company or another subsidiary of any such holding company or is associated with the Company in business.

4.37	To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

4.38	To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for shares or other securities, whether fully or partly paid up. To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account or otherwise deal with all or any part of the property or rights of the Company.

4.39	To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation, establishment and incorporation of the Company and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities, and to procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

4.40	To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

4.41	To establish and maintain, or contribute to, any pension or superannuation funds, for the benefit of, and to give or procure the giving of donations, gratuities, pensions, annuities or benefits on death or disability allowances or emoluments (including non-cash benefits) to, any individuals who are or were at any time in the employment or service of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company or any of the

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predecessors of the Company or any other such company as aforesaid, or who are or were at any time directors or officers of the Company or of any such other company, and the spouses, families and dependants of any such individuals; to establish and subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit any such persons or to further the interests of the Company or of any such other company; and to make payments for or towards the insurance of any such persons.

4.42	To establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding company or subsidiary of its holding company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its subsidiary and/or associated companies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company with a view to enabling them to acquire shares in the Company or its holding company.

4.43	To distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorised and consent required by law.

4.44	To accept securities of any person or any property or interest therein of whatsoever nature in payment or part payment for any services rendered or for any sale or supply made to, or debt owing from, any such person.

4.45	To insure any property, asset, matter or interest against any potential liability or loss of the Company or of any other person and the life or health of any person for the benefit of the Company.

4.46	(i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company,

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subsidiary undertaking or pension fund and (ii) to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this Clause “holding company” and “subsidiary undertaking” shall have the same meanings as in the Companies Act 1989.

4.47	To apply for and promote any Bill and to apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence, or authorisation of any government, state, municipality, department or other authority for enabling the Company to carry any of its objects into effect or for extending any of the Company’s powers or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any Bill or Act, charter, privilege, licence, concession or authorisation, actions, steps, proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company or of its members.

4.48	To enter into any arrangement with any governments or authorities (national, municipal, local, international, or otherwise), or any corporations, companies, or persons that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, authority, corporation, company or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

4.49	To lend money to, subsidise and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.

4.50	To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, or for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for and otherwise acquire all or any part of the shares or other securities of a body corporate.

4.51	To remunerate any person for services rendered or to be rendered to the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

4.52	To receive money on deposit on any terms the directors think fit.

4.53	To invest and deal with the Company’s money and funds in any way the directors think fit.

4.54

To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the Company, including, without limitation, by cash payment or

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by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

4.55	To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting and making of prizes, rewards and donations.

4.56	To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company’s business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on such terms and conditions as the directors think fit.

4.57	To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, subsidiary companies or otherwise, and either alone or in conjunction with others.

4.58	To carry on any other business or activity of any nature whatsoever which may seem to the Directors to be capable of being conveniently or advantageously carried on in connection or conjunction with any business of the Company hereinbefore or hereinafter authorised or to be expedient with a view directly or indirectly to enhancing the value of or to rendering profitable or more profitable any of the Company’s assets or utilising its skills, know-how or expertise,

4.59	To do all such other things as may be considered to be incidental or conducive to any of the above objects.

4.60	In clause 4, a reference to:

(i)	a “person” includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or elsewhere and whether incorporated or unincorporated;

(ii)	the “Act” is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time; and

(iii)	a “subsidiary” or “holding company” is to be construed in accordance with section 736 of the Act.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name of the Company. None of the paragraphs of clause 4 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph. The Company has as full a

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power to exercise all or any of the objects and powers provided in each paragraph as if each paragraph contained the objects of a separate company.

5.	The liability of the members is limited.

6.	The Company’s share capital is £50,000* divided into 50,000 Ordinary Shares of £1 each.

*	The Company's share capital as at 23 May 2002 was £850,000,001.21 divided into 1,700,000,000 Ordinary Shares of 50p each, 1 unclassified share of £1.00 and 21 Deferred Shares of 1 pence each having the rights set out in the Articles of Association.

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WE, the Subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective names.

NAMES AND ADDRESSES OF SUBSCRIBERS		NUMBER OF SHARES TAKEN BY EACH SUBSCRIBER
1.	JONATHAN MILLS BIRD 49 Oakhurst Grove London SE22 9AH	One

2.	DAVID FREDERICK PASCHO 25 Derwent Road Whitton Twickenham Middlesex TW2 7HQ	One

	Total shares taken	Two

DATED The 9th March 1989

Witness to the above Signatures:-

BERNICE GERMAINE JOHNSON

161 Wessex Drive

Erith

Kent

DA8 3AH

Civil Servant

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Company No. 2366963

THE COMPANIES ACT 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

INTERNATIONAL POWER plc

Incorporated on the 1st day of April 1989

as adopted by special resolution passed on 23 May 2002

CONTENTS

PRELIMINARY		1

1.	INTERPRETATION	1

2.	TABLE A NOT TO APPLY	5

SHARE CAPITAL		5

3.	AUTHORISED CAPITAL	5

4.	ALLOTMENT	5

5.	POWER TO ATTACH RIGHTS	5

6.	REDEEMABLE SHARES	5

7.	DEFERRED SHARES	5

8.	VARIATION OF RIGHTS	6

9.	COMMISSION	6

10.	TRUSTS NOT RECOGNISED	6

11.	UNCERTIFICATED SHARES	7

SHARE CERTIFICATES		7

12.	RIGHT TO CERTIFICATE	7

13.	REPLACEMENT CERTIFICATES	8

LIEN		8

14.	COMPANY’S LIEN ON SHARES NOT FULLY PAID	8

15.	ENFORCEMENT OF LIEN BY SALE	8

16.	APPLICATION OF PROCEEDS OF SALE	9

CALLS ON SHARES		9

17.	CALLS	9

18.	POWER TO DIFFERENTIATE	9

19.	INTEREST ON CALLS	9

20.	PAYMENT IN ADVANCE	10

21.	AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS	10

FORFEITURE		10

22.	NOTICE IF CALL NOT PAID	10

23.	FORFEITURE FOR NON–COMPLIANCE	10

24.	NOTICE AFTER FORFEITURE	10

25.	DISPOSAL OF FORFEITED SHARES	11

26.	ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE	11

27.	SURRENDER	11

UNTRACED SHAREHOLDERS		11

28.	POWER OF SALE	11

29.	APPLICATION OF PROCEEDS OF SALE	12

TRANSFER OF SHARES		13

30.	METHOD OF TRANSFER	13

31.	RIGHT TO REFUSE REGISTRATION	13

32.	FEES ON REGISTRATION	14

33.	SUSPENSION OF REGISTRATION AND CLOSING OF REGISTER	14

34.	RETENTION OF INSTRUMENTS OF TRANSFER	14

TRANSMISSION OF SHARES		15

35.	ON DEATH	15

36.	ELECTION OF PERSON ENTITLED BY TRANSMISSION	15

37.	RIGHTS ON TRANSMISSION	15

ALTERATION OF SHARE CAPITAL		16

38.	INCREASE, CONSOLIDATION, SUB–DIVISION AND CANCELLATION	16

39.	FRACTIONS	16

40.	REDUCTION OF CAPITAL	17

41.	PURCHASE OF OWN SHARES	17

GENERAL MEETINGS		17

42.	ANNUAL GENERAL MEETINGS	17

43.	EXTRAORDINARY GENERAL MEETINGS	17

44.	CONVENING OF EXTRAORDINARY GENERAL MEETINGS	17

45.	LENGTH AND FORM OF NOTICE	18

46.	OMISSION TO SEND NOTICE AND IRREGULARITIES IN PUBLICATION OF NOTICES	19

47.	POSTPONEMENT OF GENERAL MEETINGS	19

48.	SPECIAL BUSINESS	19

PROCEEDINGS AT GENERAL MEETINGS		19

49.	QUORUM	19

50.	PROCEDURE IF QUORUM NOT PRESENT	20

51.	CHAIRMAN	20

52.	RIGHT TO ATTEND AND SPEAK	20

53.	POWER TO ADJOURN	21

54.	NOTICE OF ADJOURNED MEETING	21

55.	BUSINESS AT ADJOURNED MEETING	21

56.	ACCOMMODATION OF MEMBERS AT MEETING	22

57.	SECURITY	22

VOTING		22

58.	METHOD OF VOTING	22

59.	PROCEDURE ON A POLL	23

60.	VOTES OF MEMBERS	23

61.	CASTING VOTE	24

62.	RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS ETC.	24

63.	VOTING BY PROXY	24

64.	APPOINTMENT OF PROXY	25

65.	WHEN VOTES BY PROXY VALID ALTHOUGH AUTHORITY REVOKED	26

66.	CORPORATE REPRESENTATIVES	26

67.	OBJECTIONS TO AND ERROR IN VOTING	26

68.	AMENDMENTS TO RESOLUTIONS	27

69.	CLASS MEETINGS	27

70.	FAILURE TO DISCLOSE INTERESTS IN SHARES	27

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		31

71.	NUMBER OF DIRECTORS	31

72.	POWER OF THE COMPANY TO APPOINT DIRECTORS	31

73.	POWER OF THE BOARD TO APPOINT DIRECTORS	31

74.	APPOINTMENT OF EXECUTIVE DIRECTORS	31

75.	ELIGIBILITY OF NEW DIRECTORS	31

76.	VOTING ON RESOLUTION FOR APPOINTMENT	32

77.	RETIREMENT BY ROTATION	32

78.	DIRECTORS SUBJECT TO RETIREMENT	32

79.	POSITION OF RETIRING DIRECTOR	32

80.	DEEMED REAPPOINTMENT	32

81.	RETIREMENT ON ACCOUNT OF AGE	33

82.	REMOVAL BY ORDINARY RESOLUTION	33

83.	VACATION OF OFFICE BY DIRECTOR	33

ALTERNATE DIRECTORS		34

84.	APPOINTMENT	34

85.	REVOCATION OF APPOINTMENT	34

86.	PARTICIPATION IN BOARD MEETINGS	34

87.	RESPONSIBILITY	35

REMUNERATION, EXPENSES AND PENSIONS		35

88.	DIRECTORS’ FEES	35

89.	ADDITIONAL REMUNERATION	35

90.	EXPENSES	35

91.	REMUNERATION AND EXPENSES OF ALTERNATE DIRECTORS	36

92.	DIRECTORS’ PENSIONS AND OTHER BENEFITS	36

93.	REMUNERATION OF EXECUTIVE DIRECTOR, NON-EXECUTIVE CHAIRMAN AND DEPUTY CHAIRMAN	36

POWERS AND DUTIES OF THE BOARD		37

94.	POWERS OF THE BOARD	37

95.	POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER	37

96.	POWERS OF EXECUTIVE DIRECTORS	37

97.	DELEGATION TO COMMITTEES	37

98.	LOCAL BOARDS AND AGENCIES	38

99.	AGENTS	38

100.	ASSOCIATE DIRECTORS	38

101.	EXERCISE OF VOTING POWERS	39

102.	PROVISION FOR EMPLOYEES	39

103.	REGISTERS	39

104.	EXECUTION OF CHEQUES AND PROMISSORY NOTES	39

105.	BORROWING POWERS	39

106.	REGISTER OF CHARGES	45

107.	DIRECTORS’ INTERESTS	45

PROCEEDINGS OF DIRECTORS AND COMMITTEES		48

108.	BOARD MEETINGS	48

109.	NOTICE OF BOARD MEETINGS	48

110.	QUORUM	48

111.	CHAIRMAN OF BOARD	49

112.	VOTING	49

113.	PARTICIPATION BY TELEPHONE	49

114.	RESOLUTION IN WRITING	49

115.	PROCEEDINGS OF COMMITTEES	49

116.	MINUTES OF PROCEEDINGS	50

117.	VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE	50

SECRETARY AND AUTHENTICATION OF DOCUMENTS		50

118.	SECRETARY	50

119.	AUTHENTICATION OF DOCUMENTS	50

SEALS		51

120.	SAFE CUSTODY	51

121.	APPLICATION OF SEALS	51

122.	OFFICIAL SEAL FOR USE ABROAD	51

123.	DIRECTORS’ ABILITY TO SET ASIDE RESERVES OUT OF PROFITS	51

DIVIDENDS AND OTHER PAYMENTS		52

124.	DECLARATION OF DIVIDENDS	52

125.	INTERIM DIVIDENDS	52

126.	ENTITLEMENT TO DIVIDENDS	52

127.	DIVIDEND PAYABLE OUT OF PROFITS	52

128.	METHOD OF PAYMENT	53

129.	EFFECTIVE RECEIPTS FROM JOINT HOLDERS	53

130.	DIVIDENDS NOT TO BEAR INTEREST	54

131.	CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS ETC.	54

132.	UNCLAIMED DIVIDENDS ETC.	54

133.	WAIVERS OF DIVIDENDS	54

134.	UNCASHED DIVIDENDS	54

135.	PAYMENT OF DIVIDENDS IN SPECIE	55

136.	PAYMENT OF SCRIP DIVIDENDS	55

137.	CAPITALISATION OF PROFITS	57

138.	ADJUSTMENTS TO SUBSCRIPTION PRICES PAYABLE UNDER EMPLOYEES’ SHARE SCHEMES	58

139.	UNDISTRIBUTABLE RESERVES	58

140.	RECORD DATES	59

ACCOUNTS		59

141.	KEEPING AND INSPECTION OF ACCOUNTS	59

142.	ACCOUNTS TO BE SENT TO MEMBERS ETC.	59

143.	ACTS DONE BY AUDITORS	60

NOTICES		61

144.	NOTICES TO BE IN WRITING OR IN ELECTRONIC COMMUNICATION	61

145.	SERVICE OF NOTICES AND OTHER DOCUMENTS ON MEMBERS	61

146.	NOTICE BY ADVERTISEMENT	62

147.	EVIDENCE OF SERVICE	62

148.	NOTICE BINDING ON TRANSFEREES ETC.	63

149.	NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION	63

150.	SERVICE OF DOCUMENTS	63

151.	DESTRUCTION OF DOCUMENTS	63

152.	WINDING UP	64

153.	INDEMNITY OF OFFICERS AND POWER TO PURCHASE INSURANCE	65

Company No. 2366963

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

INTERNATIONAL POWER plc

PRELIMINARY

1.	Interpretation

(A)	In the articles:

“Act” means, unless the context otherwise requires, the Companies Act 1985, including any statutory modification or re-enactment for the time being in force;

“Acts” means the Companies Acts 1985 and 1989 and all statutes and subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

“Additional Interest” means any interest mentioned in section 209(1)(a), (b), (d) or (e) of the Original Act (except that of a bare or custodian trustee under the laws of England and Wales and of a simple trustee under the laws of Scotland) or mentioned in section 208 (4)(b) of the Original Act on the basis that the entitlements specified therein could arise under an agreement within the meaning of section 204(5) and (6) of that Act;

“address” means, in relation to electronic communications, any number or address used for the purposes of such communications;

“Adjusted Capital and Reserves” has the meaning set out in article 105(D);

“Adjusted Price” has the meaning set out in article 138;

“ADR Depositary” means a custodian or depositary or its nominee, approved by the directors, acting under contractual arrangements with the Company pursuant to which it or that nominee holds shares in the Company and issues American Depositary Receipts evidencing rights in relation to those shares or a right to receive them;

“articles” means these articles of association as amended from time to time;

“auditors” means the auditors of the Company;

“average quotation” has the meaning set out in article 136(D);

“board” means the board of directors of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present;

“business day” means a day (not being a Saturday or Sunday) on which clearing banks are open for business in London;

“certificated” means, in relation to a share, a share which is not in uncertificated form;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“communication” has the same meaning as in the Electronic Communications Act 2000;

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

“Custodian Bank”, means a person which for the time being is, or whose nominee is, the registered holder of shares in the Company;

“default shares” has the meaning set out in article 70(A);

“Deferred Shares” means those shares in the capital of the Company having the rights set out in article 7;

“director” means, unless the context otherwise requires, a director of the Company;

“elected shares” has the meaning set out in article 136(F);

“electronic communication” has the same meaning as in the Electronic Communications Act 2000;

“entitled by transmission” means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member or of another event giving rise to a transmission of entitlement by operation of law;

“Exchange Cover Scheme” has the meaning set out in article 105(C)(v)(b);

“Excepted Foreign Currency Borrowings” has the meaning set out in article 105(C)(v)(b);

“excepted transfer” has the meaning set out in article 70(F)(v);

“executed” includes, in relation to a document, execution under hand or under seal or by another method permitted by law;

“Finance Lease” has the meaning set out in article 105(C)(i)(f);

“Hire Purchase Agreement” has the meaning set out in article 105(C)(i)(f);

“holder” means, in relation to a share, the member whose name is entered in the register as the holder of that share;

“interest”, in relation to shares, means any interest which would be taken into account in determining for the purposes of Part VI of the Original Act whether a person has a notifiable interest (including any interest which he would be taken as having for those purposes) and any Additional Interest;

“London Stock Exchange” means London Stock Exchange plc;

“member” means, unless the context otherwise requires, a member of the Company;

“new shares” has the meaning set out in article 136(A);

“office” means the registered office of the Company;

“Original Act” means the Companies Act 1985 as in force on 21 February 1991 and notwithstanding any repeal, modification or re-enactment thereof after that date (including, for the avoidance of doubt, any amendment, replacement or repeal by regulations made by the Secretary of State pursuant to section 210A of that Act to the provisions as to what is taken to be an interest in shares in section 208 or as to what interests are to be disregarded in section 209 or the percentage giving rise to a notifiable interest in section 199(2));

“paid”, “paid up” and “paid-up” include credited as paid or paid up;

“prescribed period” has the meaning set out in article 70(F)(iv);

“recognised financial institution” means a recognised clearing house acting in relation to a recognised investment exchange or a nominee of a recognised clearing house acting in that way or of a recognised investment exchange which is designated for the purposes of section 185(4) of the Act;

“register” means, unless the context otherwise requires, the register of members kept pursuant to section 352 of the Act or the issuer register of members and Operator register of members maintained pursuant to Regulation 20 of the Uncertificated Securities Regulations 2001 and, where the context requires, any register maintained by the Company or the Operator of persons holding any renounceable right of allotment of a share and cognate expressions shall be construed accordingly;

“relevant company” has the meaning set out in article 107(C)(iv);

“relevant dividend” has the meaning set out in article 136(D);

“representative” has the meaning set out in article 66;

“Sale Share” has the meaning set out in article 28(B);

“seal” means, unless the context otherwise requires, the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Acts;

“secretary” means the secretary of the Company and includes any assistant or deputy secretary and a person appointed by the board to perform the duties of the secretary;

“transfer office” means the place where the Register of Members is situated for the time being;

“UKLA” means the UK Listing Authority, a division of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 or any successor enactment;

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001, including any modification, re-enactment or substitute regulations for the time being in force;

“uncertificated” means, in relation to a share, a share title to which is recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Regulations, may be transferred by means of a relevant system; and

“Undistributable Reserve” has the meaning set out in article 139.

(B)	Words and expressions to which a particular meaning is given by the Act in force when the articles (or any part of them) are adopted have the same meaning in the articles or such part of them (as the case may be), except where the word or expression is otherwise defined in paragraph (A). The expressions “issuer register of members”, “Operator”, “Operator-instruction”, “Operator register of members”, “participating issuer”, “participating security” and “relevant system” have the same meaning as in the Uncertificated Securities Regulations.

(C)	All references in the articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:

(i)	the facilities and requirements of the relevant system;

(ii)	the extent permitted by the Uncertificated Securities Regulations; and

(iii)	the extent permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.

(D)	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

(E)	References to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

(F)	The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”.

(G)	All of the provisions of these articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.

(H)	Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

(I)	The headings in the articles do not affect the interpretation of the articles.

2.	Table A not to apply

No regulations contained in any statute or subordinate legislation, including the regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 (as amended), apply as the regulations or articles of association of the Company.

SHARE CAPITAL

3.	Authorised capital

The authorised share capital of the Company at the date of adoption of these articles is £850,000,001.21 divided into 1,700,000,000 ordinary shares of 50 pence each, 1 unclassified share of £1.00 and 21 Deferred Shares of 1 pence each.

4.	Allotment

(A)	Subject to the Acts and relevant authority of the Company in general meeting required by the articles and the Acts, the board has general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of unissued shares (whether forming part of the original or any increased capital) or rights to subscribe for or convert any security into shares, to such persons, at such times and on such terms and conditions as the board may decide but no share may be issued at a discount.

(B)	The board may at any time after the allotment of a share but before a person has been entered in the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on the terms and conditions the board thinks fit.

5.	Power to attach rights

Subject to the Acts and to the rights attached to existing shares, new shares may be allotted or issued with or have attached to them such special rights or restrictions as the Company may by ordinary resolution decide, or, if no resolution is passed or so far as the resolution does not make specific provision, as the board may decide.

6.	Redeemable shares

Subject to the Acts and to the rights attached to existing shares, shares may be issued on terms that they are to be redeemed or, at the option of the Company or the holder, are liable to be redeemed.

7.	Deferred Shares

Subject to the Acts and to the rights attached to existing shares, the Deferred Shares shall have the following rights:

(i)	the holder(s) of the Deferred Shares shall not be entitled to receive a dividend nor to have any other right of participation in the profits of the Company;

(ii)	the holder(s) of the Deferred Shares shall have no right to attend or vote at any general meeting of the Company; and

(iii)	on a return of capital on the winding-up of the Company or otherwise, the holder(s) of the Deferred Shares shall be entitled, subject to the payment to the holders of all other classes of shares of the amount paid up on such shares, to a repayment of the capital paid up on the Deferred Shares, but shall have no further rights of participation in the assets of the Company.

8.	Variation of rights

(A)	Subject to the Acts, the rights attached to a class of shares may be varied whether or not the Company is being wound up:

(i)	in such manner (if any) as may be provided by those rights; or

(ii)	in the absence of provision, either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with the articles, but not otherwise.

(B)	The rights attached to a class of shares are not, unless otherwise expressly provided in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Acts and article 41.

9.	Commission

The Company may exercise all powers conferred or permitted by the Acts of paying commission or brokerage. Subject to the Acts, commission or brokerage may be satisfied by the payment of cash or the allotment of fully-paid or partly-paid shares or the grant of an option to call for an allotment of shares or by any combination of these methods.

10.	Trusts not recognised

Except as ordered by a court of competent jurisdiction or as required by law, the Company may not recognise a person as holding a share on trust and is not bound by or otherwise compelled to recognise (even if it has notice of it) an equitable, contingent, future, partial or other claim to or interest in a share other than an absolute right in the holder to the whole of the share.

11.	Uncertificated shares

(A)	Subject to the Acts, the board may resolve that a class of shares is to become a participating security and that a class of shares shall cease to be a participating security.

(B)	Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class.

(C)	A member may, in accordance with the Uncertificated Securities Regulations, change a share of a class which is a participating security from a certificated share to an uncertificated share and from an uncertificated share to a certificated share.

(D)	The Company may give notice to a member requiring the member to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the member may not change certificated shares to uncertificated shares. If the member does not comply with the notice, the board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the member.

(E)	While a class of shares is a participating security, the articles only apply to an uncertificated share of that class to the extent that they are consistent with:

(i)	the holding of shares of that class in uncertificated form;

(ii)	the transfer of title to shares of that class by means of a relevant system; and

(iii)	the Uncertificated Securities Regulations.

SHARE CERTIFICATES

12.	Right to certificate

(A)	Subject to the Acts, the Uncertificated Securities Regulations, the rules of any relevant system and the articles, a person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive:

(i)	within one month of allotment or receipt of the relevant Operator instruction by the Company (or within any other period as the terms of issue of the shares provide); or

(ii)	within fourteen days after lodgement of a transfer of fully-paid shares; or

(iii)	within two months after lodgement of a transfer of partly-paid shares;

one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares.

(B)	Where a member (other than a recognised financial institution) transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.

(C)	The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

(D)	A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares and shall otherwise comply with the requirements of the UKLA. It shall be issued under a seal, which may be affixed to or printed on it, or in such other manner as the board may approve, having regard to the terms of allotment or issue of the shares.

13.	Replacement certificates

(A)	Where a member holds two or more certificates for shares of one class, the board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated shares of that class.

(B)	At the request of a member, the board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the board may decide.

(C)	Where a certificate is worn out, defaced, lost or destroyed, the board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity and to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity as the board may decide, and on surrender of the original certificate (where it is worn out or defaced).

(D)	In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

LIEN

14.	Company’s lien on shares not fully paid

(A)	The Company has a first and paramount lien on every share (other than a fully-paid share) registered in the name of a member (whether solely or jointly with another person) for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

(B)	The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company’s lien (if any) on that share.

15.	Enforcement of lien by sale

(A)	For the purpose of enforcing the lien, the board may sell shares subject to the lien in such manner as it may decide, if the due date for payment of the relevant amounts has arrived and payment is not made within 14 clear days after the service of a notice in writing (stating, and demanding payment of, the amounts and giving notice of the intention to sell in default of payment) on the member concerned (or to a person entitled by transmission to the shares).

(B)	To give effect to a sale, the board may authorise a person to transfer the shares in the name and on behalf of the holder of or the person entitled by transmission to the shares, or to cause the transfer of such shares, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

16.	Application of proceeds of sale

The net proceeds of a sale effected under article 15, after payment of the costs of the sale, shall be applied by the Company in or towards satisfaction of the amount in respect of which the lien exists. Any residue shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity as to any lost or destroyed certificate required by the board and subject to a like lien for amounts not presently payable as existed on the shares before the sale) be paid to the member or a person entitled by transmission to the shares immediately before the sale.

CALLS ON SHARES

17.	Calls

Subject to the terms of allotment or issue, the board may make calls on members in respect of amounts unpaid on the shares or a class of shares held by them respectively (whether in respect of nominal value or a premium) and not payable on a date fixed by or in accordance with the terms of allotment or issue. Each member shall (on receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called as required by the notice. A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may decide. A call is deemed made at the time when the resolution of the board authorising it is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable for payment of a call in respect of that share.

18.	Power to differentiate

The board may make arrangements on the allotment or issue of shares for a difference between the allottees or holders in the amounts and times of payment of a call on their shares.

19.	Interest on calls

If the whole of the amount called is not paid on or before the date fixed for payment, the person by whom it is payable shall pay interest on the unpaid amount at such rate as may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 17 per cent. per annum) as the board may decide, from and including the date fixed for payment until but excluding the date of actual payment and all costs, charges and expenses incurred by the Company by reason of the non-payment. The board may waive payment of the interest in whole or in part.

20.	Payment in advance

The board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 17 per cent. per annum) as the member paying such sum and the board may decide.

21.	Amounts due on allotment or issue treated as calls

An amount which becomes payable in respect of a share on allotment or issue or on a date fixed pursuant to the terms of allotment or issue (whether in respect of nominal value or a premium) or as an instalment of a call is deemed to be a call. In case of non-payment, the provisions of the articles as to payment of interest and costs, charges and expenses, forfeiture or otherwise apply as if that amount has become payable by virtue of a call.

FORFEITURE

22.	Notice if call not paid

If a member fails to pay the whole of a call or an instalment of a call on or before the date fixed for payment, the board may serve notice on the member or on a person entitled by transmission to the share in respect of which the call was made demanding payment, on a date not less than 7 clear days from the date of the notice, of the amount of the call outstanding and any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state:

(i)	the place where payment is to be made; and

(ii)	that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

23.	Forfeiture for non-compliance

If the notice referred to in article 22 is not complied with, a share in respect of which it is given may, at any time before payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture includes all dividends declared or other amounts payable in respect of the forfeited share and not paid before the forfeiture.

24.	Notice after forfeiture

When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share but no forfeiture is invalidated by an omission to give notice. An entry of the fact and date of forfeiture shall be made in the register.

25.	Disposal of forfeited shares

(A)	Until cancelled in accordance with the Acts, a forfeited share and all rights attaching to it are deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before the forfeiture the holder or to another person, on such terms and in such manner as the board may decide. Where for this purpose a forfeited share is to be transferred, the board may authorise a person to transfer or cause the transfer of the share to the transferee. The Company may receive the consideration (if any) for the share on its disposal and may register or cause the registration of the transferee as the holder of the share.

(B)	The board may before a forfeited share has been cancelled, sold, re-allotted or otherwise disposed of annul the forfeiture on such conditions as it thinks fit.

(C)	A statutory declaration by a director or the secretary that a share has been forfeited on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

26.	Arrears to be paid notwithstanding forfeiture

A person whose share has been forfeited ceases on forfeiture to be a member in respect of it and shall surrender to the Company for cancellation any certificate for the forfeited share or shares. He remains liable to pay, and shall immediately pay to the Company, all calls, interest, costs, charges and expenses owing in respect of the share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at the rate (not exceeding, without the sanction of the Company given by ordinary resolution, 17 per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of the share at the time of forfeiture or for consideration received on disposal.

27.	Surrender

The board may accept the surrender of a share liable to be forfeited and in that case references in the articles to forfeiture include surrender.

UNTRACED SHAREHOLDERS

28.	Power of sale

(A)	The Company may sell the share of a member or of a person entitled by transmission if:

(i)	during a period of not less than 12 years before the date of publication of the advertisements referred to in paragraph (A)(iii) (or, if published on two different dates, the first date) (the “relevant period”) at least three cash dividends have become payable in respect of the share;

(ii)	throughout the relevant period no cheque, warrant or money order has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank, no payment made by the Company by any other means permitted by article 128(A) has been claimed or accepted and, so far as any director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

(iii)	on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

(iv)	the Company has not, so far as the board is aware, during a further period of three months after the date of the advertisements referred to in paragraph (A)(iii) (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

(B)	Where a power of sale is exercisable over a share pursuant to paragraph (A) (a “Sale Share”), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of paragraphs (A)(ii) to (iv) (as if the words “throughout the relevant period” were omitted from paragraph (A)(ii) and the words “on expiry of the relevant period” were omitted from paragraph (A)(iii)) shall have been satisfied in relation to the additional share.

(C)	To give effect to a sale pursuant to paragraphs (A) or (B), the board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee and in relation to an uncertificated share may require the Operator to convert the share into certificated form in accordance with the Uncertificated Securities Regulations. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

29.	Application of proceeds of sale

The Company shall account to the member or other person entitled by transmission to the share for the net proceeds of sale by carrying any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the member or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on that amount and the Company is not required to account for money earned on it.

TRANSFER OF SHARES

30.	Method of transfer

(A)	A member may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in another form approved by the board and may be under hand only, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

(B)	A member may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations.

(C)	Subject to the provisions of the Uncertificated Securities Regulations, the transferor of a share is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

31.	Right to refuse registration

(A)	Subject to this article and article 70, shares of the Company are free from any restriction on transfer. In exceptional circumstances approved by the UKLA, the board may refuse to register the transfer of certificated shares provided that such refusal would not disturb the market in those shares. Subject to the requirements of the listing rules of the UKLA, the board may, in its absolute discretion and without giving a reason, refuse to register the transfer of a certificated share which is not fully paid or the transfer of a certificated share on which the Company has a lien.

(B)	The board may also, in its absolute discretion and without giving a reason, refuse to register the transfer of a certificated share or a renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:

(i)	it is in respect of only one class of shares;

(ii)	it is in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

(iii)	it is duly stamped (if required); and

(iv)	it is delivered for registration to the Transfer Office or such other place as the board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised financial institution where a certificate has not been issued, or in the case of a renunciation) and such other evidence as the board may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

(C)	If the board refuses to register the transfer of a certificated share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee. An instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it.

(D)	In accordance with and subject to the provisions of the Uncertificated Securities Regulations, the Operator of the relevant system shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form but so that the Operator of the relevant system may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

(E)	If the Operator of the relevant system refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share it shall, within the time period stipulated by the Uncertificated Securities Regulations, send notice of the refusal to the transferee.

(F)	In accordance with and subject to the provisions of the Uncertificated Securities Regulations, where title to an uncertificated share is transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, the Company as participating issuer shall register the transfer in accordance with the relevant Operator-instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

(G)	In accordance with the Uncertificated Securities Regulations, if the Company as participating issuer refuses to register the transfer of title to an uncertificated share transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, it shall, within two months after the date on which the Operator-instruction was received by the Company, send notice of the refusal to the transferee.

32.	Fees on registration

The Company may not charge a fee for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.

33.	Suspension of registration and closing of register

Subject to the Acts, the registration of transfers may be suspended at such times and for such period (not exceeding 30 days in any year) as the board may decide and either generally or in respect of a particular class of shares. Unless otherwise permitted by the Uncertificated Securities Regulations, the Company may not close any register relating to a participating security without the consent of the Operator of the relevant system.

34.	Retention of instruments of transfer

Subject to article 151, all instruments of transfer which are registered may be retained by the Company.

TRANSMISSION OF SHARES

35.	On death

(A)	The Company may recognise only the personal representative or representatives of a deceased member as having title to a share held by that member alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

(B)	Nothing in the articles releases the estate of a deceased member from liability in respect of a share which has been solely or jointly held by him.

36.	Election of person entitled by transmission

(A)	A person becoming entitled by transmission to a share may, on production of any evidence the board may require as to his entitlement, elect either to be registered as a member or to have a person nominated by him registered as a member.

(B)	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall:

(i)	if it is a certificated share, execute an instrument of transfer of the share to that person; or

(ii)	if it is an uncertificated share:

(a)	procure that instructions are given by means of a relevant system to effect transfer of the share to that person; or

(b)	change the share to a certificated share and execute an instrument of transfer of the share to that person.

(C)	All the provisions of the articles relating to the transfer of certificated shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

(D)	The board may give notice requiring a person to make the election referred to in paragraph (A) above. If that notice is not complied with within 60 days, the board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

37.	Rights on transmission

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to articles 36 and 128, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

ALTERATION OF SHARE CAPITAL

38.	Increase, consolidation, sub-division and cancellation

The Company may by ordinary resolution:

(i)	increase its share capital by a sum to be divided into shares of an amount prescribed by the resolution. All new shares shall be subject to the provisions of the Acts and of these articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise;

(ii)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(iii)	subject to the Acts, sub-divide all or any of its shares into shares of a smaller amount and may by the resolution decide that the shares resulting from the sub-division have amongst themselves a preference or other advantage or be subject to a restriction; and

(iv)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by a person and diminish the amount of its share capital by the amount of the shares so cancelled.

39.	Fractions

(A)	If, as the result of consolidation and division or sub-division of shares, members become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, the board may (treating holdings of a member of uncertificated shares and certificated shares of the same class as if they were separate holdings, unless the board decides otherwise):

(i)	sell fractions of a share to a person (including, subject to the Acts, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than £3, or such other sum as the board may decide, the sum may be retained for the benefit of the Company); or

(ii)	subject to the Acts, allot or issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be).

(B)	To give effect to a sale pursuant to sub-paragraph (A)(i) above the board may authorise a person to transfer or to cause the transfer of the shares to the purchaser or his nominee and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

(C)	If shares are allotted or issued pursuant to sub-paragraph (A)(ii) above, the amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 137. In relation to the capitalisation the board may exercise all the powers conferred on it by article 137 without an ordinary resolution of the Company.

40.	Reduction of capital

Subject to the Acts and to the rights attached to existing shares, the Company may by special resolution reduce its share capital, capital redemption reserve and share premium account in any way.

41.	Purchase of own shares

Subject to the Acts and to the rights attaching to existing shares, the Company may purchase, or agree to purchase in the future, any shares of any class (including redeemable shares) in its own capital in any way.

GENERAL MEETINGS

42.	Annual general meetings

The Company shall hold annual general meetings, which shall be convened by the board, in accordance with the Acts.

43.	Extraordinary general meetings

All general meetings of the Company other than annual general meetings are called extraordinary general meetings.

44.	Convening of extraordinary general meetings

The board may convene an extraordinary general meeting whenever it thinks fit. The board must convene an extraordinary general meeting immediately on receipt of a requisition from members in accordance with the Acts and in default a meeting may be convened by requisitionists as provided in the Acts. At a meeting convened on a requisition or by requisitionists no business may be transacted except that stated by the requisition or proposed by the board. An extraordinary general meeting may also be convened in accordance with article 95.

45.	Length and form of notice

(A)	An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by not less than 21 clear days’ notice. All other extraordinary general meetings shall be called by not less than 14 clear days’ notice.

(B)	Subject to the Acts, and although called by shorter notice than that specified in paragraph (A), a general meeting is deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(ii)	in the case of another meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

(C)	The notice of meeting shall specify:

(i)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(ii)	the place, the date and the time of the meeting;

(iii)	in the case of special business, the general nature of that business;

(iv)	if the meeting is convened to consider a special or an extraordinary resolution, the intention to propose the resolution as such; and

(v)	with reasonable prominence, that a member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

(D)	The notice of meeting shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

(E)	The board may determine that persons entitled to receive notices of meeting are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

(F)	The notice of meeting may also specify a time (which, if the Company is a participating issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

(G)	Where the notice of meeting is published on a web-site in accordance with article 145(B), it shall continue to be published in the same place on that web-site from the date of the notification given under article 145(B)(ii) until the conclusion of the meeting to which the notice relates.

46.	Omission to send notice and irregularities in publication of notices

(A)	The accidental omission to send a notice of meeting or, in cases where it is sent out with the notice, a form of appointment of a proxy to, or the non-receipt of either by, a person entitled to receive it does not invalidate the proceedings at a general meeting.

(B)	Where a notice of meeting published on a web-site in accordance with article 145(B) is by accident published in different places on the web-site or published for part only of the period from the date of the notification given under article 145(B)(ii) until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.

47.	Postponement of general meetings

If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another time and place. When a meeting is so postponed, notice of the time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting is not required.

48.	Special business

All business transacted at a general meeting is deemed special except the following business at an annual general meeting:

(i)	the receipt and consideration of the annual accounts, the directors’ report and auditors’ report on those accounts;

(ii)	the appointment of directors and other officers in place of those retiring by rotation or otherwise ceasing to hold office;

(iii)	the declaration of dividends; and

(iv)	the appointment of the auditors (when special notice of the resolution for appointment is not required by the Acts) and the fixing, or determination of the manner of the fixing, of their remuneration.

PROCEEDINGS AT GENERAL MEETINGS

49.	Quorum

(A)	No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with the articles, which is not treated as part of the business of the meeting.

(B)	The quorum for a general meeting is two members present in person or by proxy and entitled to vote.

50.	Procedure if quorum not present

(A)	If a quorum is not present within five minutes (or such longer time as the chairman decides) from the time fixed for the start of the meeting, the meeting, if convened by or on the requisition of members, is dissolved. In any other case it stands adjourned to such time (being not less than 14 nor more than 28 days later) and place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been specified, the meeting stands adjourned to such time (being not less than 14 nor more than 28 days later) and place as the chairman (or, in default, the board) decides.

(B)	At an adjourned meeting the quorum is one member present in person or by proxy and entitled to vote. If a quorum is not present within five minutes from the time fixed for the start of the meeting, the adjourned meeting is dissolved.

(C)	Save where the time and place for the adjourned meeting has been specified for the purpose in the notice convening the meeting as referred to in paragraph (A) above (in which case notice of the adjourned meeting need not be given), the Company shall give not less than seven clear days’ notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

51.	Chairman

(A)	The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting or neither is willing to act, the directors present shall select one of their number to be chairman. If only one director is present and willing to act, he shall be chairman. In default, the members present in person and entitled to vote shall choose one of their number to be chairman.

(B)	Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting and the chairman’s decision on matters of procedure or arising incidentally from the business of the meeting is final, as is his determination as to whether any matter is of such a nature.

52.	Right to attend and speak

(A)	A director or an auditor is entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a member.

(B)	The chairman may invite any person to attend and speak at any general meeting of the Company whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

53.	Power to adjourn

(A)	The chairman may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting) adjourn a meeting from time to time and from place to place or for an indefinite period.

(B)	Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

(i)	secure the proper and orderly conduct of the meeting;

(ii)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(iii)	ensure that the business of the meeting is properly disposed of.

54.	Notice of adjourned meeting

(A)	Whenever a meeting is adjourned for 28 days or more or for an indefinite period pursuant to article 53, at least seven clear days’ notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances it is not necessary to give notice of a meeting adjourned pursuant to article 53 or of the business to be transacted at the adjourned meeting.

(B)	The board may determine that persons entitled to receive notice of an adjourned meeting in accordance with this article are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

(C)	The notice of an adjourned meeting given in accordance with this article may also specify a time (which, if the Company is a participating issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

55.	Business at adjourned meeting

No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

56.	Accommodation of members at meeting

If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to:

(i)	participate in the business for which the meeting has been convened;

(ii)	hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and

(iii)	be heard and seen by all other persons present in the same way.

57.	Security

The board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The board may authorise one or more persons, who shall include a director or the secretary or the chairman of the meeting to:

(i)	refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

(ii)	eject from a meeting any person who causes the proceedings to become disorderly.

VOTING

58.	Method of voting

(A)	At a general meeting, a resolution put to the vote of the meeting is decided by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is properly demanded.

(B)	Subject to the Acts, a poll may be demanded on any question by:

(i)	the chairman of the meeting;

(ii)	not less than five members present in person or by proxy and entitled to vote;

(iii)	a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(iv)	a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

A demand by a proxy is deemed to be a demand by the member appointing the proxy.

(C)	Unless a poll is demanded and the demand is not withdrawn, a declaration by the chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

59.	Procedure on a poll

(A)	If a poll is properly demanded, it shall be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be members, and may fix a time and place for declaring the result of the poll. The result of the poll is deemed to be the resolution of the meeting at which the poll is demanded.

(B)	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on another question shall be taken at such time and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

(C)	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

(D)	The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand is made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand has not been made.

(E)	The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

(F)	On a poll, votes may be given in person or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way, whether present in person or by proxy.

60.	Votes of members

(A)	Subject to special terms as to voting on which shares have been allotted or issued, or a suspension or abrogation of voting rights pursuant to the articles, at a general meeting every member present in person has on a show of hands one vote and every member present in person or by proxy has on a poll one vote for every share of which he is the holder.

(B)	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority is determined by the order in which the names of the holders stand in the register.

(C)	A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may, on a poll, vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received at the Transfer Office (or at another place specified in accordance with the articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in the articles for the appointment of a proxy within the time limits prescribed by the articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

61.	Casting vote

In the case of an equality of votes the chairman has, on a show of hands and on a poll, a casting vote in addition to any vote to which he is entitled as a member.

62.	Restriction on voting rights for unpaid calls etc.

Unless the board otherwise decides, no member is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

63.	Voting by proxy

(A)	Subject to paragraph (B) below, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the board) executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

(B)	Subject to the Acts, the board may accept the appointment of a proxy received in an electronic communication on such terms and subject to such conditions as it considers fit. The appointment of a proxy received in an electronic communication is not subject to the requirements of paragraph (A) above. The board may require the production of any evidence it considers necessary to determine the validity of such an appointment.

(C)	Unless the contrary is stated in it, the appointment of a proxy is deemed to confer authority to demand or join in demanding a poll (but shall not confer any further right to speak at the meeting except with the permission of the chairman) and to vote on a resolution or amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given, as the proxy thinks fit.

(D)	A proxy need not be a member.

(E)	A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

(F)	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

(G)	The appointment of a proxy is (unless the contrary is stated in it) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy is valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered in an electronic communication, for the duration specified by the board.

(H)	Subject to the Acts and the requirements of the listing rules of the UKLA, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for two-way voting on all resolutions set out in the notice of meeting.

64.	Appointment of proxy

The form of appointment of a proxy, and (if required by the board) a power of attorney or other authority under which it is executed or a copy of it notarially certified or certified in some other way approved by the board, shall be:

(i)	in the case of an instrument in writing, delivered to the Transfer Office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting or the taking of a poll at which the person named in the form of appointment of proxy proposes to vote;

(ii)	in the case of an appointment of a proxy contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

(a)	in the notice convening the meeting; or

(b)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

received at such address not less than 48 hours before the time for holding the meeting at which the person named in the form of appointment of proxy proposes to vote;

(iii)	in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, delivered or received as required by paragraphs (i) or (ii) not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

(iv)	in the case of a meeting adjourned for not more than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the secretary or to a director.

An appointment of proxy not delivered or received in accordance with this article is invalid.

65.	When votes by proxy valid although authority revoked

A vote cast or poll demanded by a proxy or authorised representative of a company is valid despite termination of his authority unless a notice of termination is received by the Company at the Transfer Office or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of proxy was contained in an electronic communication, at the address at which the form of appointment was received, not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at the meeting or adjourned meeting at which the vote is cast or the poll demanded or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use on the holding of the poll at which the vote is cast.

66.	Corporate representatives

A company which is a member may, by resolution of its directors or other governing body, whether or not expressed to be pursuant to any provision of the Acts, authorise one or more persons to act as its representatives at a meeting or at a separate meeting of the holders of a class of shares (a “representative”). Each representative is entitled to exercise on behalf of the company (in respect of that part of the company’s holding of shares to which the authorisation relates) those powers that the company could exercise if it were an individual member. The company is for the purposes of the articles deemed to be present in person at a meeting if a representative is present. All references to attendance and voting in person shall be construed accordingly. A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

67.	Objections to and error in voting

No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman and only invalidates the result of the voting if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman is conclusive and binding on all concerned.

68.	Amendments to resolutions

No amendment to a resolution duly proposed as a special or extraordinary resolution (other than an amendment to correct a patent error) may be considered or voted on. No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:

(i)	at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

(ii)	the chairman in his absolute discretion decides that the amendment may be considered or voted on.

If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

69.	Class meetings

A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting, except that:

(i)	only holders of shares of that class and directors are entitled to receive notice of it and to attend;

(ii)	no vote may be given except in respect of a share of that class;

(iii)	the quorum at the meeting is two persons present in person holding or representing by proxy at least one-third in nominal value of the issued shares of that class;

(iv)	the quorum at an adjourned meeting is one person holding shares of that class present in person or by proxy; and

(v)	a poll may be demanded in writing by a member present in person or by proxy and entitled to vote at the meeting and on a poll each member has one vote for every share of that class of which he is the holder.

70.	Failure to disclose interests in shares

(A)	Having regard to the requirements of the listing rules of the UKLA, where notice is served by the Company under section 212 of the Act (a “section 212 notice”) on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the “default shares”, which expression includes any shares allotted or issued after the date of the section 212 notice in respect of those shares) to give the Company the information required within the prescribed period from the date of service of the section 212 notice, the following sanctions apply, unless the board otherwise decides:

(i)	the member is not entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll; and

(ii)	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class, the directors may in their absolute discretion by notice (a “direction notice”) to such member direct that :

(a)	a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member is not entitled to elect, pursuant to article 136, to receive shares instead of a dividend but any dividend or other money withheld shall be paid immediately following receipt by the Company of the information requested by the section 212 notice; and

(b)	no transfer of any certificated default shares shall be registered unless:

(i)	the member is not himself in default in supplying the information required; and

(ii)	the transfer is of part only of the member’s holding and the member proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.

(B)	For the purpose of enforcing the sanction in paragraph (A)(ii)(b), the board may give notice to the member requiring the member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any default shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may require the Operator to convert default shares held in uncertificated form into certificated form in the name and on behalf of the member in accordance with the Uncertificated Securities Regulations.

(C)	Save as herein provided, any direction notice shall have effect in accordance with its terms for so long as the default in respect of which it was issued continues and the sanctions under paragraph (A) cease to apply seven days after the earlier of:

(i)	receipt by the Company of notice of an excepted transfer or a transfer made in accordance with paragraph (A)(ii)(b), but only in relation to the shares transferred; and

(ii)	receipt by the Company, in a form satisfactory to the board, of all the information required by the section 212 notice.

(D)	Where, on the basis of information obtained from a member in respect of a share held by him, the Company issues a section 212 notice to another person, it shall at the same time send a copy of the section 212 notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of paragraphs (A) or (B).

(E)	Where the member on whom the section 212 notice is served is the Custodian Bank acting in its capacity as such or the ADR Depositary acting in its capacity as such:-

(i)	the obligations of the Custodian Bank or the ADR Depositary, as the case may be, as a member pursuant to this article 70 shall be limited to disclosing to the Company such information relating to the shares in question as has in each such case been recorded:-

(a)	in the case of the Custodian Bank, in the register maintained by the Custodian; or

(b)	in the case of the ADR Depositary, pursuant to the terms of any agreement entered into between the ADR Depositary and the Company; and

(ii)	the sanctions under article 70 and the directions contained in any direction notice served under article 70 shall not be effective unless and until the Custodian Bank and the ADR Depositary or (if the ADR Depositary is the member) the ADR Depositary only have been served with a notice specifying the person(s) (other than the Custodian Bank and the ADR Depositary) having an interest in a specified number of the shares in question comprising the default shares;

provided that nothing in this paragraph (E) shall in any other way restrict the powers of the board under this article 70.

(F)	For the purposes of this article 70:

(i)	a person, other than the member holding a share, is treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(ii)	“interested” is construed as it is for the purpose of section 212 of the Act;

(iii)	reference to a person having failed to give the Company the information required by a section 212 notice, or being in default in supplying such information, includes (a) reference to his having failed or refused to give all or any part of it, and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(iv)	the “prescribed period” is 28 days from the date of service of the section 212 notice except that if the shares in respect of which the said notice is given represent at least 0.25 per cent. of the issued shares of that class at the time of the giving of the relevant section 212 notice, the prescribed period is 14 days from such date;

(v)	an “excepted transfer” means, in relation to shares held by a member:

(a)	a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 428(1) of the Act); or

(b)	a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

(c)	a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

(vi)	where any person has an interest in shares in the Company evidenced by an American Depositary Receipt he shall be deemed for the purposes of this article to have an interest in the number of shares in the Company in respect of which rights are evidenced by such Receipt and not (in the absence of any other reason why he should be so treated) in the remainder of the shares in the Company held by the ADR Depositary; and

(vii)	where any person has an interest in shares in the Company which are for the time being deposited in CREST he shall be deemed to be interested in the number of shares in the Company for which such a clearing house or nominee is or may become liable to account to him and any interest which (by virtue of his being a tenant in common in relation to interests in shares in the Company he would otherwise be treated for the purposes of this article as having in a larger number of shares in the Company shall (in the absence of any other reason why he should be so treated) be disregarded. For the purposes of this paragraph (F)(viii), a nominee of the London Stock Exchange shall be deemed to hold interests in shares in the Company if those shares are for the time being deposited in CREST.

(G)	Where such a person as is described in paragraph (F) (vi-viii) is in default of a section 212 notice served pursuant to article 70 or of a direction notice served pursuant to paragraph (A)(ii), the ADR Depositary, the Custodian Bank or the London Stock Exchange’s nominee (as the case may be) shall only cease to be entitled to vote or to exercise other rights conferred by membership or shall only be subject to the directions contained in such direction notice (as the case may be) in respect of such number of shares in which that person is determined, in accordance with paragraph (F) (vi-viii), to have an interest.

(H)	The provisions of this article are in addition and without prejudice to the provisions of the Acts.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

71.	Number of directors

Unless and until otherwise decided by the Company by ordinary resolution, the number of directors must not be less than two and must not be more than 16.

72.	Power of the Company to appoint directors

Subject to the articles, the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles.

73.	Power of the board to appoint directors

Without prejudice to the power of the Company to appoint a person to be a director pursuant to the articles, the board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles. A director appointed in this way may hold office only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during that meeting. He is not required, and is not taken into account in determining the number of directors who are, to retire by rotation at the meeting.

74.	Appointment of executive directors

Subject to the Acts, the board may appoint one or more of its body to hold employment or executive office with the Company for such term and on such other terms and conditions as (subject to the Acts) the board thinks fit. The board may revoke or terminate an appointment, without prejudice to a claim for damages for breach of the contract of service between the director and the Company or otherwise.

75.	Eligibility of new directors

(A)	No person other than a director retiring (by rotation or otherwise) may be appointed or reappointed a director at a general meeting unless:

(i)	he is recommended by the board; or

(ii)	not less than seven nor more than 42 days before the date fixed for the meeting, notice has been given to the Company by a member (other than the person to be proposed) qualified to vote at the meeting of the intention to propose that person for appointment or reappointment. The notice shall (a) state the particulars which would, if the proposed director were appointed or reappointed, be required to be included in the Company’s register of directors, (b) be accompanied by notice given by the proposed director of his willingness to be appointed or reappointed, and (c) be lodged at the Transfer Office.

(B)	A director need not be a member.

76.	Voting on resolution for appointment

A resolution for the appointment of two or more persons as directors by a single resolution is void unless an ordinary resolution that the resolution for appointment is proposed in this way has first been agreed to by the meeting without a vote being given against it.

77.	Retirement by rotation

(A)	Subject to paragraph (B) below, at each annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not greater than one-third, shall retire from office provided that if there are fewer than three directors who are subject to retirement by rotation, one shall retire from office.

(B)	If any one or more directors were last appointed or reappointed three years or more prior to the meeting or were last appointed or reappointed at the third immediately preceding annual general meeting, he or they shall retire from office and shall be counted in obtaining the number required to retire at the meeting, provided that the number of directors required to retire under paragraph (A) above shall be increased to the extent necessary to comply with this paragraph.

78.	Directors subject to retirement

Subject to the Acts and the articles, the directors to retire by rotation at an annual general meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself for reappointment, and, second, those directors who have been longest in office since their last appointment or reappointment. As between two or more who have been in office an equal length of time, the director to retire shall, in default of agreement between them, be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined on the basis of the composition of the board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number or identity of the directors after that time but before the close of the meeting.

79.	Position of retiring director

A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

80.	Deemed reappointment

At a general meeting at which a director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring director is, if willing, deemed reappointed unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost or where the resolution is in contravention of articles 76 and 81.

81.	Retirement on account of age

Any provision of the Acts which, subject to the provisions of these articles, would have the effect of rendering any person ineligible for appointment as a director or liable to vacate office as a director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment of any director over a specified age, shall apply to the Company.

82.	Removal by ordinary resolution

In addition to any power of removal conferred by the Acts, the Company may by ordinary resolution remove a director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to the articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. A person appointed in this way is treated, for the purposes of determining the time at which he or another director is to retire, as if he had become a director on the date on which the person in whose place he is appointed was last appointed or reappointed a director.

83.	Vacation of office by director

(A)	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in the articles, the office of a director is vacated if:

(i)	he resigns by notice delivered to the secretary at the office or tendered at a board meeting;

(ii)	where he has been appointed for a fixed term, the term expires;

(iii)	he ceases to be a director by virtue of a provision of the Acts, is removed from office pursuant to the articles or becomes prohibited by law from being a director;

(iv)	he becomes bankrupt or compounds with his creditors generally;

(v)	he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health and the board resolves that his office be vacated;

(vi)	both he and his alternate director appointed pursuant to the provisions of the articles (if any) are absent, without the permission of the board, from board meetings for six consecutive months and the board resolves that his office be vacated; or

(vii)	he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors (without prejudice to a claim for damages for breach of contract or otherwise).

(B)	A resolution of the board declaring a director to have vacated office under the terms of this article is conclusive as to the fact and grounds of vacation stated in the resolution.

(C)	If the office of a director is vacated for any reason, he shall cease to be a member of any committee of the board.

ALTERNATE DIRECTORS

84.	Appointment

(A)	A director (other than an alternate director) may by notice delivered to the secretary at the office or tabled at a meeting of the board, or in any other manner approved by the board, appoint as his alternate director:

(i)	another director, or

(ii)	another person approved by the board and willing to act.

No appointment of an alternate director who is not already a director is effective until his consent to act as a director in the form prescribed by the Acts has been received at the office or tabled at a meeting of the board.

(B)	An alternate director need not be a member and is not counted in reckoning the number of directors for the purpose of article 71.

85.	Revocation of appointment

A director may by notice delivered to the secretary at the office or tabled at a meeting of the board revoke the appointment of his alternate director and, subject to the provisions of article 84, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed or deemed reappointed at the meeting at which his retirement takes effect, a valid appointment of an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he has not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

86.	Participation in board meetings

An alternate director is (except when absent from the United Kingdom) entitled to receive notice of all meetings of the board and all committees of the board of which his appointor is a member and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor. A director acting as alternate director has a separate vote at meetings of the board and committees of the board for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the directors shall be as effective as the signature of his appointor. To such extent as the directors may from time to time determine in relation to any committees of the directors the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate director shall not (save as aforesaid) have power to act as a director nor shall he be deemed to be a director for the purposes of these articles.

87.	Responsibility

A person acting as an alternate director is an officer of the Company, is alone responsible to the Company for his acts and defaults, and is not deemed to be the agent of his appointor.

REMUNERATION, EXPENSES AND PENSIONS

88.	Directors’ fees

(A)	Unless otherwise decided by the Company by ordinary resolution, the Company shall pay to the directors (but not alternate directors) for their services as directors such fees as the board may decide (not exceeding £250,000 per annum in aggregate or such larger amount as the Company may by ordinary resolution decide), subject to articles 89 and 93. The aggregate fees shall be divided among the directors in such proportions as the board decides or, if no decision is made, equally, except that any director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. A fee payable to a director pursuant to this article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the articles and accrues from day to day.

(B)	Subject to the Acts and to the articles and the requirements of the listing rules of the UKLA, the board may arrange for part of a fee payable to a director under this article to be provided in the form of fully-paid shares in the capital of the Company. The amount of the fee payable in this way shall be at the discretion of the board and shall be applied in the purchase or subscription of shares on behalf of the relevant director. In the case of a subscription of shares, the subscription price shall be deemed to be the closing middle-market quotation for a fully-paid share of the Company of that class as published in the Daily Official List of the London Stock Exchange (or such other quotation derived from such other source as the board may deem appropriate) on the day of subscription.

89.	Additional remuneration

A director who, at the request of the board, goes or resides abroad, makes a special journey, performs a special service on behalf of the Company or who serves on any committee of the board may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the board may decide.

90.	Expenses

A director is entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as director including, without limitation, expenses incurred in attending meetings of the board or of committees of the board or general meetings or separate meetings of the holders of a class of shares or debentures.

91.	Remuneration and expenses of alternate directors

An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a director but he shall not be entitled to receive from the Company in respect of his appointment as alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under article 90 had he been a director.

92.	Directors’ pensions and other benefits

(A)	The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of:

(i)	the Company;

(ii)	a company which is or was a subsidiary undertaking of the Company;

(iii)	a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

(iv)	a predecessor in business of the Company or of a subsidiary undertaking of the Company,

(or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

(B)	A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under paragraph (A) and is not obliged to account for it to the Company.

93.	Remuneration of executive director, non-executive chairman and deputy chairman

The salary or other remuneration of an executive director appointed to hold employment or executive office in accordance with the articles or a non-executive director appointed to hold office as either chairman or deputy chairman may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the board, and may be in addition to or instead of a fee payable to him for his services as director pursuant to the articles.

POWERS AND DUTIES OF THE BOARD

94.	Powers of the board

Subject to the Acts, the memorandum of association of the Company and the articles and to directions given by special resolution of the Company, the business of the Company is managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of the articles and no direction given by the Company invalidate a prior act of the board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of the articles giving specific powers to the board do not limit the general powers given by this article.

95.	Powers of directors being less than minimum required number

If the number of directors is less than the minimum prescribed by the articles or decided by the Company by ordinary resolution, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no director or directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to the articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

96.	Powers of executive directors

(A)	The board may delegate to a director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, without limitation, the board may grant the power to sub-delegate (including to persons who are not directors), and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

(B)	Where the power to sub-delegate is exercised the board must be notified in writing.

97.	Delegation to committees

(A)	The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to a committee consisting of one or more members of their body and (if thought fit) one or more other persons as it thinks fit. A committee may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of the articles refers to the exercise of a power, authority or discretion by the board (including, without limitation, the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to articles 74 or 88 to 93) and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

(B)	Any committee formed under paragraph (A) shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the directors. Any such regulations may provide for or authorise the co-opting to the committee of persons other than directors and for such co-opted non-director members to have voting rights as members of the committee but so that (a) the number of co-opted non-director members shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present throughout the meeting are directors.

(C)	Where the power to sub-delegate is exercised the board must be notified in writing.

98.	Local Boards and Agencies

The directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the directors may think fit, and the directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

99.	Agents

The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular, without limitation, the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation.

100.	Associate directors

The board may appoint a person (not being a director) to an office or employment having a designation or title including the word “director” or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word “director” in the designation or title of an office or employment does not imply that the person is, or is deemed to be, or is empowered to act as, a director for any of the purposes of the Acts or the articles.

101.	Exercise of voting powers

Subject to article 105, the board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

102.	Provision for employees

The board may exercise the powers conferred on the Company by the Acts to make provision for the benefit of a person employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary undertaking.

103.	Registers

Subject to the Acts and the Uncertificated Securities Regulations, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register.

104.	Execution of cheques and promissory notes

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

105.	Borrowing powers

(A)	Subject as hereinafter provided and to the provisions of the Acts, the directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(B)	The directors shall restrict the borrowings of the Company and exercise all voting and other rights, powers of control or rights of influence exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all borrowed moneys of the Group (which expression in this article means and includes the Company and its subsidiary undertakings) and for the time being owing to persons outside the Group shall not without the previous sanction of an ordinary resolution of the Company at any time exceed an amount equal to 2½ times the Adjusted Capital and Reserves.

(C)	For the purpose of the foregoing limit the following provisions shall apply:-

(i)	there shall be deemed, subject as hereinafter provided, to have been borrowed and to be outstanding as borrowed moneys of the relevant member of the Group (to the extent that the same would not otherwise fall to be taken into account):-

(a)	the principal amount of all debentures issued by any member of the Group, whether for cash or otherwise, which are not for the time being beneficially owned by a member of the Group;

(b)	the outstanding amount of acceptances (not being acceptances in respect of the purchase or sale of goods in the ordinary course of trading and outstanding for six months or less) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(c)	the nominal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary undertaking of the Company not for the time being beneficially owned by any member of the Group;

(d)	the nominal amount of any other issued and paid up share capital and the principal amount of any other debentures or other borrowed moneys (not being shares or debentures which or borrowed moneys the indebtedness in respect of which is for the time being beneficially owned by any member of the Group) the redemption or repayment whereof is guaranteed or wholly or (to the extent the same is partly secured) partly secured by any member of the Group;

(e)	any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other borrowed moneys falling to be taken into account provided that, where the items concerned are bonds, notes, debentures, loan stocks and/or other debt securities issued at a discount, only the issue price, together with any applicable discount recognised at the time of calculation and required by accountancy principles or practices generally accepted for the time being in the United Kingdom to be reflected in the latest consolidated balance sheet of the Group shall be treated as borrowed moneys;

(f)	any fixed amount payable in respect of any Finance Lease or Hire Purchase Agreement (as those expressions are hereinafter defined) which would be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in preparation of the latest available audited consolidated balance sheet of the Group; for this purpose “Finance Lease” means a contract between a lessor and the Company or one of its subsidiary undertakings as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee and “Hire Purchase Agreement” means a contract of hire between a hire purchase lender and the Company or one of its subsidiary undertakings as hirer;

(ii)	moneys borrowed by any member of the Group for the purpose of repaying or redeeming (with or without premium) in whole or in part any other borrowed moneys falling to be taken into account and intended to be applied for such purpose within six months after the borrowing thereof shall not during such period, except to the extent so applied, themselves be taken into account;

(iii)	any amounts borrowed by any member of the Group from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credits Guarantee Department or other institution or body carrying on a similar business shall be deemed not to be borrowed moneys;

(iv)	borrowed moneys of a partly-owned subsidiary undertaking and not owing to another member of the Group shall be taken into account subject to the exclusion of a proportion thereof equal to the minority proportion and borrowed moneys owing to a partly-owned subsidiary undertaking by another member of the Group shall be taken into account to the extent of a proportion thereof equal to the minority proportion; for the purposes aforesaid “minority proportion” shall mean the proportion of the issued equity share capital of such partly-owned subsidiary undertaking which is not attributable to the Company;

(v)	when the aggregate amount of borrowed moneys at any material time is being ascertained:-

(a)	any such moneys borrowed by any member of the Group denominated or repayable in a currency other than sterling shall be translated for the purposes of calculating the sterling equivalent:-

(i)	with the exception of Excepted Foreign Currency Borrowings (as hereinafter defined), at the rate of exchange used for the purposes of the latest available audited consolidated balance sheet of the Group or, if any relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange therefor ruling at the date of such latest audited consolidated balance sheet and determined on such basis as the Auditors may determine or approve but if the amount in sterling resulting on conversion at the relevant rate would be greater than that resulting from conversion at the rate prevailing in London at the close of business on the business day immediately preceding the day on which the calculation falls to be made, the latter rate shall apply instead;

(ii)	in the case of any Excepted Foreign Currency Borrowings, at the rate of exchange which would be applicable to such borrowed moneys on their repayment to the extent that such rate of exchange is fixed under any Exchange Cover Scheme (as hereinafter defined) in connection with such borrowed moneys, provided that where it is not possible to determine the rate of exchange applicable at the time of repayment of any such borrowed moneys, they shall be translated into sterling under the terms of the applicable Exchange Cover Scheme on such basis as may be agreed with, or determined by, the Auditors or, if this is agreed by the Auditors not to be practicable, in accordance with the provisions of paragraph (i) above;

(b)	for the purpose of this paragraph (C)(v):

(i)	“Excepted Foreign Currency Borrowings” means borrowed moneys denominated or repayable in a currency other than sterling which has the benefit of an Exchange Cover Scheme and “Exchange Cover Scheme” means any exchange cover scheme, forward currency contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in exchange rates; and

(ii)	where under the terms of any borrowing the amount of money which would be required to discharge the principal amount of borrowed moneys in full if it fell to be repaid (whether at the option of the company borrowing the same or by reason of default) at such material time is less than the amount which would otherwise be taken into account in respect of such moneys borrowed for the purposes of this article, the amount of such borrowed moneys to be taken into account shall be such lesser amount;

(c)	the following shall (whether or not they would otherwise fall to be treated as borrowed moneys) be deemed not to be borrowed moneys of any member of the Group:-

(i)	sums which would otherwise fall to be treated as borrowed moneys by any member of the Group which were treated, with the concurrence of the Auditors and in accordance with any current Statement of Standard Accounting Practice or other accountancy principle or practice generally accepted for the time being in the United Kingdom, in the latest audited consolidated balance sheet of the Group as otherwise than borrowed moneys;

(ii)	sums which would otherwise be borrowed moneys of any member of the Group at the time of, and for a period of six months after, such company becoming a subsidiary undertaking of the Company and sums which would otherwise be borrowed moneys of any member of the Group remaining secured on any asset acquired by any member of the Group at the time of such acquisition and for a period of six months thereafter;

(iii)	sums retained by any member of the Group (or its agent or nominee) under the terms of any contract or other arrangement relating to the construction of capital projects where such is retained for the purposes of securing satisfactory completion and entry into service of the project for so long as, and to the extent that, any member of the Group is entitled to retain such sum under the relevant contract or arrangement;

(iv)	sums advanced or paid to any member of the Group (or its agent or nominee) by customers of any member of the Group as prepayments, progress payments, payments on account or payments by way of deposit or security in respect of goods or services;

(v)	commitments of any member of the Group under operating leases, other leases (except any lease which constitutes a Finance Lease) and under Hire Purchase Agreements which would not be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in preparation of the latest available audited consolidated balance sheet of the Group;

(vi)	any guarantees or indemnities given by any member of the Group in relation to any of the sums deemed not to be borrowed moneys under this paragraph (C)(v)(c);

(vii)	sums advanced or paid to any member of the Group as a fee payment under any contract for differences relating to the arrangements established for the trading of electricity;

(viii)	any sums owing by any member of the Group pursuant to any pooling and settlement arrangements established for the trading of electricity, to the extent that such sums are exceeded by the sums owing to any member of the Group pursuant to those arrangements;

(ix)	the amount of any property clawback debentures required to be issued by the Company pursuant to section 71 of the Electricity Act 1989;

(x)	sums advanced to any member of the Group to the extent of the amount of any deposits maintained by any member of the Group for the time being with the relevant bank or financial institution and over which that bank or financial institution has rights of set off in respect of the sums advanced;

(d)	for the avoidance of doubt; no amount shall be taken into account more than once in any calculation of borrowed moneys; and

(e)	there shall be credited against the amount of any borrowed moneys any amounts beneficially owned by any member of the Group which are deposited with any bank or other person (whether on current account or otherwise) not being a member of the Group and which are repayable to a member of the Group on demand or within twelve months of any demand, subject, in the case of money deposited by a partly-owned subsidiary undertaking, to the exclusion of a proportion thereof equal to the minority proportion (as defined in paragraph (C)(iv) above).

(D)	In this article the expression “Adjusted Capital and Reserves” means at any material time a sum equal to the aggregate of:-

(i)	the amount paid up on the issued share capital of the Company and on such of the share capital of the Company as is allotted but not issued; and

(ii)	the amount standing to the credit of the consolidated capital and revenue reserves of the Group (including any statutory reserve created pursuant to the Electricity Act 1989, any share premium account, capital redemption reserve and revaluation reserve and including any amount standing to the credit of any reserve in relation to which the Company may have undertaken to the High Court not to treat as realised profits of the Company and to treat as an undistributable reserve of the Company for the purposes of section 264 of the Act) after adding thereto or deducting therefrom any balance to the credit or debit of profit and loss account;

all based on the then latest available audited consolidated balance sheet of the Group but after:-

(a)	deducting sums equivalent to the book values of goodwill and any other intangible assets shown in such consolidation;

(b)	making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves subsequent to the relevant balance sheet date and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(c)	making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the Company or its subsidiary undertakings (other than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the latest audited balance sheet of the Company or subsidiary undertakings (as the case may be) to the extent that such distribution is not provided for in such balance sheet;

(d)	making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings since the date of the latest audited balance sheet of the Company;

(e)	if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to become or cease to be a subsidiary undertaking, making all such adjustments as would be appropriate if such transaction had been carried into effect; and

(f)	excluding minority interest in subsidiary undertakings.

(E)	The determination of the auditors as to the amount of the Adjusted Capital and Reserves or as to the amount of borrowed moneys or to the effect that the limit imposed by this article has not been or will not be exceeded at any particular time or times shall be conclusive and binding on all concerned and for the purposes of their computation the auditors may at their discretion make such further or other adjustments (if any) as they think fit. The directors may nevertheless act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves or borrowed moneys at any time and if in consequence the limit hereinbefore contained is inadvertently exceeded, or is exceeded as a result of fluctuations in exchange rates relating to borrowed moneys of the Group denominated or payable in a currency other than sterling, an amount of borrowed moneys equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the auditors or otherwise the directors became aware that such a situation has or may have arisen.

(F)	If as a result of any change in legislation relating to or affecting taxation matters, any fixed amount payable by any member of the Group in respect of any Finance Lease shall increase and if in consequence the limit hereinbefore contained is exceeded, an amount of borrowed moneys equal to the excess may be disregarded until the expiration of six months after the date on which the directors became aware that such situation has arisen.

(G)	No person dealing with any member of the Group shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

(H)	In this article, references to the latest available audited consolidated balance sheet of the Group are to be taken as references to the latest available audited consolidated balance sheet of the Group prepared for the purposes of the Act in accordance with the historical cost convention.

106.	Register of charges

The Company shall keep a register of charges in accordance with the Acts and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by the Acts or, failing which, decided by the board.

107.	Directors’ interests

(A)	Subject to the Acts and provided he has disclosed to the board the nature and extent of any material interest of his, a director, notwithstanding his office:

(i)	may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(ii)	may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may decide either in addition to or instead of remuneration provided for by another article;

(iii)	may be a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has a power of appointment; and

(iv)	is not liable to account to the Company for a profit, remuneration or other benefit realised by such contract, arrangement, transaction, proposal, office or employment and no such contract, arrangement, transaction or proposal is avoided on the grounds of any such interest or benefit.

(B)	A director who, to his knowledge, is in any way (directly or indirectly) interested in a contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the board after he knows that he is or has become interested. For the purposes of this article:

(i)	a general notice given to the board by a director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in a contract, transaction, arrangement or proposal in which a specified person or class of persons is interested is a sufficient disclosure under this article in relation to that contract, transaction, arrangement or proposal; and

(ii)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge is not treated as his interest.

(C)	A director may not vote on or be counted in the quorum in relation to a resolution of the board or of a committee of the board concerning a contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which he has an interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

(i)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(ii)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(iii)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(iv)	a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company”), if he does not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of either any class of the equity share capital of or the voting rights in the relevant company (or of any third body corporate through which his interest is derived);

(v)	a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

(vi)	a contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

(D)	A director may not vote on or be counted in the quorum in relation to a resolution of the board or committee of the board concerning his own appointment (including, without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In that case each of the directors concerned (if not otherwise debarred from voting under this article) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(E)	If a question arises at a meeting as to the materiality of a director’s interest (other than the interest of the chairman of the meeting) or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

(F)	If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

(G)	For the purposes of this article, the interest of a person who is for the purposes of the Acts connected with (within the meaning of section 346 of the Act) a director is treated as the interest of the director and, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This article applies to an alternate director as if he were a director otherwise appointed.

(H)	Subject to the Acts, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this article.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

108.	Board meetings

Subject to the articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

109.	Notice of board meetings

A director may, and the secretary at the request of a director shall, summon a board meeting at any time. Notice of a board meeting is deemed to be duly given to a director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last-known address or another address given by him to the Company for that purpose. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively. It is not necessary to give notice of a board meeting to a director who is absent from the United Kingdom.

110.	Quorum

The quorum necessary for the transaction of business may be decided by the board and until otherwise decided is two directors present in person or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board.

111.	Chairman of board

The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairman or chairmen and decide the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

112.	Voting

Questions arising at a meeting of the board are determined by a majority of votes. In case of an equality of votes the chairman has a second or casting vote.

113.	Participation by telephone

A director or his alternate director may participate in a meeting of the board or a committee of the board through the medium of conference telephone, video teleconference or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Acts, all business transacted in this way by the board or a committee of the board is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the board or a committee of the board although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

114.	Resolution in writing

A resolution in writing executed by all directors for the time being entitled to receive notice of a board meeting and not being less than a quorum or by all members of a committee of the board for the time being entitled to receive notice of a committee meeting and not being less than a quorum is as valid and effective for all purposes as a resolution passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the directors or members of the relevant committee. The resolution in writing need not be executed by an alternate director if it is executed by his appointor and a resolution executed by an alternate director need not be executed by his appointor.

115.	Proceedings of committees

(A)	Proceedings of any committee of the board consisting of two or more members shall be conducted in accordance with terms prescribed by the board (if any). Subject to those terms and paragraph (B) below, proceedings shall be conducted in accordance with applicable provisions of the articles regulating the proceedings of the board.

(B)	Where the board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed directors, it is not necessary to give notice of a meeting of that committee to directors other than the director or directors who form the committee.

116.	Minutes of proceedings

(A)	The board shall cause minutes to be made in books kept for the purpose of:

(i)	all appointments of officers and committees made by the board and of any remuneration fixed by the board; and

(ii)	the names of directors present at every meeting of the board, committees of the board, the Company or the holders of a class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

(B)	If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

117.	Validity of proceedings of board or committee

All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, alternate director or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director, alternate director or member of a committee and entitled to vote.

SECRETARY AND AUTHENTICATION OF DOCUMENTS

118.	Secretary

(A)	Subject to the Acts, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including, without limitation, remuneration) as it thinks fit. The board may remove a person appointed pursuant to this article from office and appoint another or others in his place.

(B)	Any provision of the Acts or of the articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

119.	Authentication of documents

A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including, without limitation, the memorandum of association and the articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts and where any books, records, documents or accounts are held elsewhere than at the office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the board as aforesaid.

SEALS

120.	Safe custody

The board shall provide for the safe custody of every seal.

121.	Application of seals

A seal may be used only by the authority of a resolution of the board or of a committee of the board. The board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The board may also decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the board:

(i)	share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

(ii)	every other instrument to which a seal is affixed shall be signed by one director and by the secretary or a second director.

122.	Official seal for use abroad

The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad, and those powers shall be vested in the board.

RESERVES

123.	Directors’ ability to set aside reserves out of profits

The directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the directors shall comply with the provisions of the Acts.

DIVIDENDS AND OTHER PAYMENTS

124.	Declaration of dividends

Subject to the Acts and the articles, the Company may by ordinary resolution declare a dividend to be paid to the members according to their respective rights and interests, but no dividend may exceed the amount recommended by the board.

125.	Interim dividends

Subject to the Acts, the board may declare and pay such interim dividends (including, without limitation, a dividend payable at a fixed rate) as appear to it to be justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividend as well as on shares with preferred rights, unless at the time of payment a preferential dividend is in arrear. If the board acts in good faith, it does not incur any liability to the holders of shares conferring preferred rights for a loss they may suffer by the lawful payment of an interim dividend on shares ranking after those with preferred rights.

126.	Entitlement to dividends

(A)	Except as otherwise provided by the rights attached to, or the terms of issue of, shares:

(i)	a dividend shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this article as paid up on the share; and

(ii)	dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

(B)	Except as otherwise provided by the rights attached to shares, dividends may be declared or paid in any currency. The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

127.	Dividend payable out of profits

No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Acts.

128.	Method of payment

(A)	The Company may pay any dividend, interest or other amount payable in respect of a share:

(i)	in cash;

(ii)	by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and may, at the Company’s option, be crossed “account payee” where appropriate);

(iii)	by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

(iv)	if the board so decides, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election; or

(v)	by such other method as the person entitled to the payment may in writing direct and the board may agree.

(B)	The Company may send a cheque, warrant or money order by post:

(i)	in the case of a sole holder, to his registered address;

(ii)	in the case of joint holders, to the registered address of the person whose name stands first in the register;

(iii)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with article 149;

(iv)	to the Custodian Bank acting in its capacity as such, to its address; or

(v)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

(C)	Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

(D)	Without prejudice to article 70, the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the board may reasonably require.

129.	Effective receipts from joint holders

(A)	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

(i)	the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

(ii)	for any of the purposes of this article 129, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

130.	Dividends not to bear interest

No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

131.	Calls or debts may be deducted from dividends etc.

(A)	The board may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share.

(B)	The directors may at any time give notice requiring any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law to elect either to be registered himself as holder of the share or to transfer such share to some other person and in the event of failure to comply with the notice within 60 days the directors may retain the dividends payable on such share until compliance with the requirements of the notice.

132.	Unclaimed dividends etc.

Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

133.	Waivers of dividends

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

134.	Uncashed dividends

If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

(i)	a cheque, warrant or money order is returned undelivered or left uncashed; or

(ii)	a transfer made by a bank or other funds transfer system is not accepted,

and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

135.	Payment of dividends in specie

Without prejudice to article 70, the board may, with the prior authority of an ordinary resolution of the Company, direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular, without limitation, may:

(i)	issue fractional certificates (or ignore fractions);

(ii)	authorise any person to transfer and sell fractions;

(iii)	fix the value for distribution of the specific assets (or any part of them);

(iv)	decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution; and

(v)	vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the board.

136.	Payment of scrip dividends

(A)	Subject to the Acts, but without prejudice to article 70, the board may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares in either case credited as fully paid (“new shares”) instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

(B)	Where a resolution under article 136(A) is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

(C)	A resolution under article 136(A) may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the conclusion of the next annual general meeting following the date of the meeting at which the resolution is passed, provided nevertheless that the directors may in their absolute discretion suspend or terminate (whether temporarily or otherwise, in whole or in part) such right to elect and may do such things and acts considered necessary or expedient with regard to, or in order to effect, any such suspension or termination.

(D)	The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) shall not be less than an amount equal to (disregarding an associated tax credit) the net cash amount of the dividend which would otherwise have been received by the holder unless authorised by a special resolution of the Company (the “relevant dividend”). For this purpose the “average quotation” of an ordinary share shall be (1) the average of the closing middle market quotations for a fully paid ordinary share of the Company as derived from the Daily Official List of The London Stock Exchange during the period of the three consecutive business days following the Annual General Meeting or (2) established in such other manner as may be determined by the directors.

(E)	The board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this article (whether before or after the passing of the resolution under article 136(A)), including, without limitation:

(i)	the giving of notice to holders of the right of election offered to them;

(ii)	the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(iii)	determination of the procedure for making and revoking elections;

(iv)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

(v)	the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).

(F)	The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the “elected shares”); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in paragraph (D). For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a statutory reserve created pursuant to the Electricity Act 1989, a share premium account, capital redemption reserve, any amount standing to the credit of any reserve in relation to which the Company may have undertaken to the High Court not to treat as realised profits of the Company and to treat as an undistributable reserve of the Company for the purposes of section 264 of the Act) and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the board had resolved to effect the capitalisation with the authority of an ordinary resolution of the

Company pursuant to article 137. In relation to the capitalisation the board may exercise all the powers conferred on it by article 137 without an ordinary resolution of the Company.

(G)	The new shares rank pari passu in all respects with each other and with the fully-paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

(H)	In relation to any particular proposed dividend, the board may in its absolute discretion decide:

(i)	that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

(ii)	at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

137.	Capitalisation of profits

(A)	Subject to the Acts, the board may, with the authority of an ordinary resolution of the Company:

(i)	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(ii)	appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount of ordinary shares (whether or not fully paid) held by them respectively on the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) and apply that sum on their behalf in or towards:

(a)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(b)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(iii)	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than £3, or such other sum as the board may decide, the sum may be retained for the benefit of the Company);

(iv)	authorise a person to enter (on behalf of all the members concerned) an agreement with the Company providing for either:

(a)	the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(b)	the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those members; and

(v)	generally do all acts and things required to give effect to the resolution.

138.	Adjustments to subscription prices payable under employees’ share schemes

Notwithstanding any other provisions contained in these articles, if an adjustment is made to the subscription price payable by an option holder under any employees’ share scheme operated by the Company which results in the adjusted price per share payable on the exercise of an option in respect of an ordinary share being less than the nominal value of such ordinary share (the “Adjusted Price”), the directors may capitalise all or part of the Company’s reserves available for distribution, upon the issue of any ordinary share in respect of and following the exercise of the relevant option (the “New Share”). The amount to be so capitalised shall be equal to the difference between the Adjusted Price and the nominal value of the New Share. The directors shall apply such amount in paying up in full the balance payable on the New Share. The directors may take such steps as they consider necessary to ensure that the Company has sufficient reserves available for such application. No further authority of the Company in general meeting is required.

139.	Undistributable Reserves

The directors may transfer any sum standing to the credit of the profit and loss account to an account in the Company’s accounting records (the “Undistributable Reserve”) and any such sums so transferred shall not be treated as realised profits of the Company and shall be treated as undistributable reserves of the Company for the purpose of section 264 of the Act. No authority of the Company in General Meeting shall be required for any such transfer.

140.	Record dates

Notwithstanding any other provision of the articles, but subject to the Acts and rights attached to shares, the Company or the board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid. In consequence the dividend shall be payable to the persons registered as the holders of the shares at the close of business on that date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend, distribution, allotment or issue of transferors and transferees of any such shares.

ACCOUNTS

141.	Keeping and inspection of accounts

(A)	The board shall ensure that accounting records are kept in accordance with the Acts.

(B)	The accounting records shall be kept at the office or, subject to the Acts, at another place decided by the board and shall be available during business hours for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if that right is conferred by the Acts or he is authorised by the board or by an ordinary resolution of the Company.

142.	Accounts to be sent to members etc.

(A)	In respect of each financial year, a copy of the Company’s annual accounts, directors’ report and auditors’ report on those accounts shall be sent by post or delivered to:

(i)	every member (whether or not entitled to receive notices of general meetings);

(ii)	every holder of debentures (whether or not entitled to receive notices of general meetings); and

(iii)	every other person who is entitled to receive notices of general meetings,

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Acts. This article does not require copies of the documents to which it applies to be sent or delivered to:

(a)	a member or holder of debentures of whose address the Company is unaware; or

(b)	more than one of the joint holders of shares or debentures.

(B)	The board may determine that persons entitled to receive a copy of the Company’s annual accounts, directors’ report and auditors’ report on those accounts are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant copies are being sent.

(C)	Where permitted by the Acts, a summary financial statement derived from the Company’s annual accounts and the directors’ report and auditors’ report in the form and containing the information prescribed by the Acts may be sent by post or delivered to a person in place of the documents required to be sent or delivered by article 142(A).

(D)	Any documents required or permitted to be sent by the Company to a person pursuant to this article 142 shall be treated as sent if:

(i)	sent by electronic communication to an address for the time being notified to the Company by that person for that purpose; or

(ii)	published on a web-site, provided that the following conditions are met:

(a)	the Company and that person have agreed that such documents may be accessed by him on a web-site (instead of their being sent by post or otherwise delivered to him);

(b)	that person is notified, in a manner for the time being agreed for the purpose between him and the Company, of:

(i)	the publication of the documents on a web-site;

(ii)	the address of that web-site;

(iii)	the place on that web-site where the documents may be accessed; and

(iv)	how they may be accessed.

(E)	Documents treated in accordance with sub-paragraph (D)(ii) above as sent to any person are to be treated as sent to him not less than 21 clear days before the date of a meeting if, and only if:

(i)	the documents are published on the web-site throughout a period beginning at least 21 clear days before the date of the meeting and ending with the conclusion of the meeting; and

(ii)	the notification given for the purposes of sub-paragraph (D)(ii)(b) above is given not less than 21 clear days before the date of the meeting.

(F)	Nothing in paragraph (E) above shall invalidate the proceedings of a meeting where any documents that are required to be published as mentioned in sub-paragraph (E)(i) above are by accident published in different places on the web-site or published for a part, but not all, of the period mentioned in that sub-paragraph.

AUDITORS

143.	Acts done by auditors

Subject to the provisions of the Acts, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid,

notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

NOTICES

144.	Notices to be in writing or in electronic communication

A notice to be given to or by a person pursuant to the articles (other than a notice convening a meeting of the board or of a committee of the board) shall be in writing or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

145.	Service of notices and other documents on members

(A)	A notice or other document may be given to a member by the Company:

(i)	personally; or

(ii)	by sending it by post in a pre-paid envelope addressed to the member at his registered address; or

(iii)	by leaving it at that address (or at another address notified for the purpose) in an envelope addressed to the member; or

(iv)	by giving it by electronic communication to an address for the time being notified to the Company by the member for that purpose; or

(v)	by any other means authorised in writing by the member concerned.

(B)	A notice of general meeting may, instead of being sent to the member in any of the ways specified in paragraph (A) above, be given to a member by the Company by publishing the notice on a web-site, provided that the following conditions are met:

(i)	the member and the Company have agreed that notices of general meetings may be accessed by him on a web-site instead of being sent to the member in one of the ways specified in paragraph (A) above; and

(ii)	the member is given a notification, in the manner agreed for the time being between the member and the Company, containing the following information:

(a)	the fact that the notice has been published on the web-site;

(b)	the address of the web-site;

(c)	the place on the web-site where the notice may be accessed and how it may be accessed;

(d)	a statement that it concerns a notice of general meeting served in accordance with the Act;

(e)	the place, date and time of the general meeting; and

(f)	whether the general meeting is to be an annual or extraordinary general meeting.

A notice given under this paragraph (B) is deemed to be given at the time of the notification under sub-paragraph (B)(ii).

(C)	In the case of joint holders of a share, a notice or other document shall be given to whichever of them is named first in the register in respect of the joint holding and notice given in this way is sufficient notice to all joint holders.

(D)	If a member (or, in the case of joint holders, the person first named in the register) has a registered address outside the United Kingdom but has notified the Company of an address in the United Kingdom at which notices or other documents may be given to him, or an address to which notices may be given by electronic communication, he is entitled to have notices given to him at that address, but otherwise no such member or person is entitled to receive a notice or other document from the Company.

146.	Notice by advertisement

If by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent by post to those members who have not notified an address for electronic communications pursuant to article 145(A)(iv), the board may, in its absolute discretion and as an alternative to any other method of service permitted by the articles, resolve to convene a general meeting by a notice advertised in at least two United Kingdom national newspapers. In this case, the Company shall send confirmatory copies of the notice to those members by post if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

147.	Evidence of service

(A)	A notice or other document addressed to a member at his registered address or address for service in the United Kingdom is, if sent by post, deemed to be given at the expiration of 24 hours after it was put in the post if pre-paid as first class post and at the expiration of 48 hours after it was put in the post if pre-paid as second class post, and in proving service it is sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

(B)	Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

(C)	A notice contained in an electronic communication sent in accordance with the articles other than a notice given under article 145(B) (to which the provisions of that article apply) is deemed to be given at the expiration of 48 hours after the time it was sent.

(D)	A notice or document not sent by post but left at a registered address or address for service in the United Kingdom is deemed to be given on the day it is left.

(E)	Where notice is given by newspaper advertisement, the notice is deemed to be given to all members and other persons entitled to receive it at noon on the day when the advertisement appears or, where notice is given by more than one advertisement and the advertisements appear on different days, at noon on the last of the days when the advertisements appear.

(F)	A notice or other document served or delivered by the Company by any other means authorised in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorised to take for that purpose.

(G)	A member present in person or by proxy at a meeting or of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

148.	Notice binding on transferees etc.

A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 212 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

149.	Notice in case of entitlement by transmission

Where a person is entitled by transmission to a share, the Company may give a notice or other document to that person as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this article is sufficient notice to any other person interested in the share.

150.	Service of documents

(A)	Nothing in any of the preceding articles shall affect any requirement of the Acts that any particular offer, notice or other document be served in any particular manner.

(B)	The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

MISCELLANEOUS

151.	Destruction of documents

(A)	The Company may destroy:

(i)	a share certificate which has been cancelled at any time after one year from the date of cancellation;

(ii)	a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

(iii)	an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration; and

(iv)	any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it.

(B)	It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

(i)	the provisions of this article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

(ii)	nothing contained in this article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this article or in any case where the conditions of this article are not fulfilled; and

(iii)	references in this article to the destruction of a document include reference to its disposal in any manner.

152.	Winding up

(A)	The directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

(B)	On a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

153.	Indemnity of officers and power to purchase insurance

(A)	Subject to the Acts, but without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director, alternate director or secretary of the Company shall be and be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

(i)	defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

(ii)	in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

(B)	Subject to the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(i)	a director, alternate director or secretary of the Company or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company; or

(ii)	trustee of a retirement benefits scheme or other trust in which a person referred to in sub-paragraph (B)(i) above is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

NAMES AND ADDRESSES OF SUBSCRIBERS

1	JONATHAN MILLS BIRD 49 Oakhurst Grove London. SE22 9AH	One share

2	DAVID FREDERICK PASCHO	One share
25 Derwent Road Whitton Twickenham Middlesex. TW2 7HQ

	Total shares taken =	Two

DATED this 9th day of March 1989

WITNESS to the above signatures:

BERENICE GERMAINE JOHNSON

161 Wessex Drive

Erith

Kent. DA8 3AH

Occupation: Civil Servant